                                                                     EXHIBIT 4.1


                                                                  EXECUTION COPY

================================================================================

                                   INDENTURE



                            Dated as of May 13, 1998



                            ________________________


                                  By and Among


                           RENTAL SERVICE CORPORATION



                                      AND


                    THE SUBSIDIARY GUARANTORS, NAMED HEREIN,



                                      AND


                         NORWEST BANK MINNESOTA, N.A.,

                                   as Trustee


                            _______________________

                               Up to $300,000,000


                     9% Senior Subordinated Notes due 2008



================================================================================

                             CROSS REFERENCE TABLE

TIA
Indenture
Section
-------
Section
-------
310(a)(1).....................................................  8.10
310(a)(5).....................................................  8.10
310(b)........................................................  8.10
310(b)(1).....................................................  8.10
311(a)........................................................  8.11
311(b)........................................................  8.11
312(b)........................................................  13.3
312(c)........................................................  13.3
313(a)........................................................   8.6
313(b)........................................................   8.6
313(c)........................................................   8.6
314(a)........................................................   5.9

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS


                                                                                Page
                                                                                ----

ARTICLE I.

                 DEFINITIONS AND INCORPORATION BY REFERENCE.....................  1
     Section 1.1.      Definitions..............................................  1
     Section 1.2.      Incorporation by Reference of TIA........................ 22
     Section 1.3.      Rules of Construction.................................... 22

ARTICLE II.

                               THE SECURITIES................................... 23
     Section 2.1.      Form and Dating.......................................... 23
     Section 2.2.      Execution and Authentication............................. 23
     Section 2.3.      Registrar and Paying Agent............................... 25
     Section 2.4.      Paying Agent To Hold Assets in Trust..................... 26
     Section 2.5.      Holder Lists............................................. 26
     Section 2.6.      Transfer and Exchange.................................... 26
     Section 2.7.      Replacement Securities................................... 27
     Section 2.8.      Outstanding Securities................................... 28
     Section 2.9.      Treasury Securities...................................... 28
     Section 2.10.     Temporary Securities..................................... 28
     Section 2.11.     Cancellation............................................. 29
     Section 2.12.     Defaulted Interest....................................... 29
     Section 2.13.     CUSIP Number............................................. 29
     Section 2.14.     Deposit of Monies........................................ 29
     Section 2.15.     Restrictive Legends...................................... 30
     Section 2.16.     Book-Entry Provisions for Global Securities.............. 30
     Section 2.17.     Special Transfer Provisions.............................. 31
     Section 2.18.     Additional Interest Under Registration Rights Agreement.. 34

ARTICLE III.

                                 REDEMPTION..................................... 34
     Section 3.1.      Notices to Trustee....................................... 34
     Section 3.2.      Selection of Securities To Be Redeemed................... 34
     Section 3.3.      Optional Redemption...................................... 34
     Section 3.4.      Notice of Redemption..................................... 35
     Section 3.5.      Effect of Notice of Redemption........................... 36
     Section 3.6.      Deposit of Redemption Price.............................. 36
     Section 3.7.      Securities Redeemed in Part.............................. 36

ARTICLE IV.

                                SUBORDINATION................................... 37
     Section 4.1.      Securities Subordinated to Senior Indebtedness........... 37

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
     Section 4.2.      Suspension of Payment When Senior Indebtedness in
                       Default.................................................. 37
     Section 4.3.      Securities Subordinated to Prior Payment of All
                       Senior Indebtedness on Dissolution, Liquidation
                       or Reorganization of Company............................. 38
     Section 4.4.      Holders To Be Subrogated to Rights of Holders
                       of Senior Indebtedness................................... 39
     Section 4.5.      Obligations of the Company Unconditional................. 40
     Section 4.6.      Trustee Entitled To Assume Payments Not Prohibited
                       in Absence of Notice..................................... 41
     Section 4.7.      Application by Trustee of Assets Deposited with It....... 41
     Section 4.8.      No Waiver of Subordination Provisions.................... 42
     Section 4.9.      Holders Authorize Trustee To Effectuate
                       Subordination of Securities.............................. 42
     Section 4.10.     Right of Trustee To Hold Senior Indebtedness............. 43
     Section 4.11.     No Suspension of Remedies................................ 43
     Section 4.12.     No Fiduciary Duty of Trustee to Holders of Senior
                       Indebtedness............................................. 43

ARTICLE V.

                                  COVENANTS..................................... 44
     Section 5.1.      Payment of Securities.................................... 44
     Section 5.2.      Maintenance of Office or Agency.......................... 44
     Section 5.3.      Limitation on Restricted Payments........................ 44
     Section 5.4.      Corporate Existence...................................... 46
     Section 5.5.      Payment of Taxes and Other Claims........................ 46
     Section 5.6.      Maintenance of Properties and Insurance.................. 46
     Section 5.7.      Compliance Certificate; Notice of Default................ 47
     Section 5.8.      Compliance with Laws..................................... 48
     Section 5.9.      SEC Reports.............................................. 48
     Section 5.10.     Waiver of Stay, Extension or Usury Laws.................. 48
     Section 5.11.     Limitation on Transactions with Affiliates............... 48
     Section 5.12.     Limitation on Incurrence of Additional Indebtedness...... 49
     Section 5.13.     Limitation on Dividend and Other Payment Restrictions
                       Affecting Restricted Subsidiaries........................ 50
     Section 5.14.     Limitation on Liens...................................... 51
     Section 5.15.     Limitation on Change of Control.......................... 51
     Section 5.16.     Limitation on Asset Sales................................ 53
     Section 5.18.     Limitation on Designations of Unrestricted Subsidiaries.. 56
     Section 5.19.     Conduct of Business...................................... 57
     Section 5.20.     Additional Subsidiary Guarantees......................... 57

ARTICLE VI.

                                                                                Page
                                                                                ----

                                  SUCCESSOR CORPORATION......................... 58
     Section 6.1.      Limitations on Mergers and Certain Other Transactions.... 58
     Section 6.2.      Successor Corporation Substituted........................ 59

ARTICLE VII

                                  DEFAULT AND REMEDIES.......................... 60
     Section 7.1.      Events of Default........................................ 60
     Section 7.2.      Acceleration............................................. 61
     Section 7.3.      Other Remedies........................................... 62
     Section 7.4.      Waiver of Past Defaults.................................. 62
     Section 7.5.      Control by Majority...................................... 62
     Section 7.6.      Limitation on Suits...................................... 63
     Section 7.7.      Rights of Holders To Receive Payment..................... 63
     Section 7.8.      Collection Suit by Trustee............................... 63
     Section 7.9.      Trustee May File Proofs of Claim......................... 64
     Section 7.10.     Priorities............................................... 64
     Section 7.11.     Rights and Remedies Cumulative........................... 64
     Section 7.12.     Delay or Omission Not Waiver............................. 65
     Section 7.13.     Undertaking for Costs.................................... 65

ARTICLE VIII

                                  TRUSTEE....................................... 65
     Section 8.1.      Duties of Trustee........................................ 65
     Section 8.2.      Rights of Trustee........................................ 66
     Section 8.3.      Individual Rights of Trustee............................. 67
     Section 8.4.      Trustee's Disclaimer..................................... 67
     Section 8.5.      Notice of Default........................................ 68
     Section 8.6.      Reports by Trustee to Holders............................ 68
     Section 8.7.      Compensation and Indemnity............................... 68
     Section 8.8.      Replacement of Trustee................................... 69
     Section 8.9.      Successor Trustee by Merger, Etc......................... 70
     Section 8.10.     Eligibility; Disqualification............................ 70
     Section 8.11.     Preferential Collection of Claims Against Company........ 70

ARTICLE IX

                 SATISFACTION AND DISCHARGE OF INDENTURE........................ 70
     Section 9.1.      Termination of the Company's Obligations................. 70
     Section 9.2.      Legal Defeasance and Covenant Defeasance................. 71
     Section 9.3.      Application of Trust Money............................... 74
     Section 9.4.      Repayment to the Company or Subsidiary Guarantors........ 74
     Section 9.5.      Reinstatement............................................ 75

ARTICLE X.

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                AMENDMENTS, SUPPLEMENTS AND WAIVERS............................. 75
     Section 10.1.     Without Consent of Holders............................... 75
     Section 10.2.     With Consent of Holders.................................. 75
     Section 10.3.     Compliance with TIA...................................... 76
     Section 10.4.     Revocation and Effect of Consents........................ 77
     Section 10.5.     Notation on or Exchange of Securities.................... 77
     Section 10.6.     Trustee To Sign Amendments, Etc.......................... 77

ARTICLE XI

                                  GUARANTEE..................................... 78
     Section 11.1.      Unconditional Guarantee................................. 78
     Section 11.2.      Subordination of Guarantee.............................. 79
     Section 11.3.      Severability............................................ 79
     Section 11.4.      Release of a Subsidiary Guarantor....................... 79
     Section 11.5.      Limitation of Subsidiary Guarantor's Liability.......... 79
     Section 11.6.      Subsidiary Guarantors May Consolidate, etc., on
                        Certain Terms........................................... 80
     Section 11.7.      Contribution............................................ 80
     Section 11.8.      Waiver of Subrogation................................... 81
     Section 11.9.      Waiver of Stay, Extension or Usury Laws................. 81

ARTICLE XII

                   SUBORDINATION OF GUARANTEE OBLIGATIONS....................... 82
     Section 12.1.  Guarantee Obligations Subordinated to Guarantor Senior
                    Indebtedness................................................ 82
     Section 12.2.  Suspension of Guarantee Obligations When Guarantor Senior
                    Indebtedness in Default..................................... 82
     Section 12.3.  Guarantee Obligations Subordinated to Prior Payment of All
                    Guarantor Senior Indebtedness on Dissolution, Liquidation
                    or Reorganization of Such Subsidiary Guarantor.............. 83
     Section 12.4.  Holders of Guarantee Obligations To Be Subrogated to
                    Rights of Holders of Guarantor Senior Indebtedness.......... 85
     Section 12.5.  Obligations of the Subsidiary Guarantors Unconditional...... 86
     Section 12.6.  Trustee Entitled To Assume Payments Not Prohibited in
                    Absence of Notice........................................... 86
     Section 12.7.  Application by Trustee of Assets Deposited with It.......... 87
     Section 12.8.  No Waiver of Subordination Provisions....................... 87
     Section 12.9.  Holders Authorize Trustee To Effectuate Subordination
                    of Guarantee Obligations.................................... 88
     Section 12.10. Right of Trustee To Hold Guarantor Senior Indebtedness...... 88

                                       v
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
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                                                                                ----
     Section 12.11. No Suspension of Remedies................................... 88
     Section 12.12. No Fiduciary Duty of Trustee to Holders of Guarantor Senior
                    Indebtedness................................................ 89

ARTICLE XIII

                                MISCELLANEOUS................................... 89
     Section 13.1.  TIA Controls................................................ 89
     Section 13.2.  Notices..................................................... 89
     Section 13.3.  Communications by Holders with Other Holders................ 90
     Section 13.4.  Certificate and Opinion as to Conditions Precedent.......... 90
     Section 13.5.  Statements Required in Certificate or Opinion............... 91
     Section 13.6.  Rules by Trustee, Paying Agent, Registrar................... 91
     Section 13.7.  Legal Holidays.............................................. 91
     Section 13.8.  Governing Law............................................... 91
     Section 13.9.  No Adverse Interpretation of Other Agreements............... 92
     Section 13.10. No Recourse Against Others.................................. 92
     Section 13.11. Successors.................................................. 92
     Section 13.12. Duplicate Originals......................................... 92
     Section 13.13. Headings and Table of Contents.............................. 92
     Section 13.14. Severability................................................ 92


EXHIBIT A   FORM OF SECURITY..................................   A-1
EXHIBIT B   FORM OF LEGEND FOR GLOBAL SECURITIES..............   B-1
EXHIBIT C   FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
            WITH TRANSFERS TO NON-QIB ACCREDITED INVESTORS....   C-1
EXHIBIT D   FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
            WITH TRANSFERS PURSUANT TO REGULATION S...........   D-1

                                                                     EXHIBIT 4.1

          INDENTURE, dated as of May 13, 1998, among RENTAL SERVICE CORPORATION , a Delaware corporation (the "Company"), the SUBSIDIARY GUARANTORS (as defined
                               -------
herein), and NORWEST BANK MINNESOTA, N.A., as Trustee.

              Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 9% Senior Subordinated Notes due 2008 (the "Securities"):
                                         ----------

                                   ARTICLE I.

                  DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.  Definitions.


              "Acquired Indebtedness" means Indebtedness of a Person or any of
               ---------------------
its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

              "Affiliate" means, with respect to any specified Person, any other
               ---------
Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to
      -------
direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the
               -----------       ----------
foregoing.

              "Affiliate Transaction" shall have the meaning provided in Section
               ---------------------
5.11(a).

              "Agent" means any Registrar, Paying Agent or co-Registrar.
               -----

              "Agent Members" has the meaning provided in Section 2.16.
               -------------

              "Asset Acquisition" means (a) an Investment by the Company or any
               -----------------
Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or of any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

              "Asset Sale" means any direct or indirect sale, issuance,
               ----------
conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted Subsidiary of the Company; or (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset
                                               --------  -------
Sales shall not include (i) any transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $500,000 and (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 6.1.

     "Bank Facility" means the Second Amended and Restated Credit Agreement,
      -------------
dated as of December 2, 1997, among the Company, the Subsidiaries of the Company, the lenders party thereto in their capacities as lenders thereunder, Bankers Trust Company, as issuing bank, and BT Commercial Corporation, as agent, as amended, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be further amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement or agreements extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section
            --------
5.12) or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "Bank Facility Agent" means the then acting Agent under (and as defined in)
      -------------------
the Bank Facility or any successor thereto exercising substantially the same rights and powers; provided, that if, and for so long as, there is no acting
                   --------
Agent or such successor, then the Bank Facility Agent shall at all times constitute the holders of a majority in outstanding principal amount of Indebtedness under or in respect of the Bank Facility.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or
      --------------
foreign law for the relief of debtors.

     "Board of Directors" means, as to any Person, the board of directors of
      ------------------
such Person or any duly authorized committee thereof.

     "Board Resolution" means, with respect to any Person, a copy of a
      ----------------
resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Borrowing Base" means, with respect to any Foreign Subsidiary as of any
      --------------
date, an amount equal to the sum of (a) 85% of the net book value of accounts receivable (other than intercompany receivables) owned by such Foreign Subsidiary as of such date that are not more than 90 days past due and (b) 85% of the value (the lower of net book value or orderly liquidation value) of all rental equipment owned by such Foreign Subsidiary as of such date, all calculated on a consolidated basis for such Foreign Subsidiary and its Restricted Subsidiaries in accordance with the method of accounting used for financial calculations under the applicable credit facility for such Foreign Subsidiary. To the extent that information is not available as to the amount of accounts receivable or rental equipment as of a specific date, a Foreign Subsidiary may utilize the most recent available information provided to the lenders under the applicable credit facility for the purpose of calculating the Borrowing Base.

     "Business Day" means a day that is not a Legal Holiday.
      ------------

     "Capitalized Lease Obligation" means, as to any Person, the obligations of
      ----------------------------
such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Capital Stock" means (i) with respect to any Person that is a corporation,
      -------------
any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "Cash Equivalents" means (i) marketable direct obligations issued by, or
      ----------------
unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's
                                                       ---
Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more
                          -------
than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

     "Change of Control" means the occurrence of one or more of the following
      -----------------
events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof
                              -----
(whether or not otherwise in compliance with the provisions of this

Indenture) other than to the Principals and their Related Parties; (ii) any Person or Group (other than the Principals and their Related Parties) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company and the Principals and their Related Parties beneficially own, directly or indirectly, shares representing a lesser percentage of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors; or (iii) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

     "Change of Control Offer" shall have the meaning provided in Section
      -----------------------
5.15(a).

     "Change of Control Payment Date" shall have the meaning provided in Section
      ------------------------------
5.15(b).

     "Commission" means the Securities and Exchange Commission.
      ----------

     "Common Stock" of any Person means any and all shares, interests or other
      ------------
participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Company" means Rental Service Corporation, a Delaware corporation, until a
      -------
successor replaces it pursuant to this Indenture and thereafter means such successor.

     "Consolidated EBITDA" means, with respect to any Person, for any period,
      -------------------
the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (B) Consolidated Interest Expense and (C) Consolidated Non-cash Charges less any non-cash items increasing
                                              ----
Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to any
      ----------------------------------------
Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters for which internal financials are available (the "Four Quarter
                                                                  ------------
Period") ending on or prior to the date of the transaction giving rise to the
------
need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction
                                                                     -----------
Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period.
----
In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such
                                    --- -----
calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions as determined in accordance with Regulation S-X under the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of the operation of such agreements.

     "Consolidated Fixed Charges" means, with respect to any Person for any
      --------------------------
period, the sum, without duplication, of (i) Consolidated Interest Expense, plus
(ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times
(y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

     "Consolidated Interest Expense" means, with respect to any Person for any
      -----------------------------
period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs (but excluding any write-offs of deferred financing fees in connection with any refinancing or retirement of the Bank Facility undertaken in conjunction with the offering of the Securities on the Issue
Date), (b) the net costs under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and
(ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person, for any
      -----------------------
period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, that there shall be excluded therefrom (a) after-tax gains
           --------
from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person, (d) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person, (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), and (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

     "Consolidated Net Worth" of any Person means the consolidated stockholders'
      ----------------------
equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

     "Consolidated Non-cash Charges" means, with respect to any Person, for any
      -----------------------------
period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

     "Currency Swap Obligations" means any foreign exchange contract, currency
      -------------------------
swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in currency values.

     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator
      ---------
or similar official under any Bankruptcy Law.

     "Default" means an event or condition the occurrence of which is, or with
      -------
the lapse of time or the giving of notice or both would be, an Event of Default.

     "Depository" shall mean The Depository Trust Company, New York, New York,
      ----------
or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

     "Designated Senior Indebtedness" means (i) Indebtedness under or in respect
      ------------------------------
of the Bank Facility and (ii) any other Indebtedness constituting Senior Indebtedness or Guarantor Senior Indebtedness which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by the Company.

     "Designation" has the meaning set forth under Section 5.18.
      -----------

     "Designation Amount" has the meaning set forth under Section 5.18.
      ------------------

     "Disqualified Capital Stock" means that portion of any Capital Stock which,
      --------------------------
by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Securities.

     "Equity Offering" means a public or private issuance of Qualified Capital
      ---------------
Stock of the Company for cash.

     "Event of Default" shall have the meaning provided in Section 7.1.
      ----------------

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or
      ------------
any successor statute or statutes thereto.

     "Exchange Notes" means the 9% Senior Subordinated Notes due 2008, Series B,
      --------------
to be issued in exchange for the Initial Securities pursuant to the Registration Rights Agreement or, with respect to the Initial Securities issued under this Indenture subsequent to the Issue Date pursuant to Section 2.2, a registration rights agreement substantially identical to the Registration Rights Agreement.

     "Exchange Offer" has the meaning provided in the Registration Rights
      --------------
Agreement.

     "fair market value" means, with respect to any asset or property, the price
      -----------------
which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

     "Foreign Subsidiary" means any Restricted Subsidiary that is not organized
      ------------------
under the laws of the United States of America or any state thereof or the District of Columbia.

     "GAAP" means generally accepted accounting principles set forth in the
      ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

     "Global Security" shall mean a Security which is executed by the Company
      ---------------
and authenticated and delivered by the Trustee to the Depository or pursuant to the Depository's instruction, all in accordance with this Indenture and pursuant to a written order, which shall be registered in the name of the Depository or its nominee and which, together with any other Global Security representing Securities hereunder, shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the outstanding Securities.

     "Guarantee" means the guarantee of each Subsidiary Guarantor set forth in
      ---------
Article Eleven and any additional guarantee of the Securities executed by any Restricted Subsidiary of the Company.

     "Guarantee Obligations" shall have the meaning provided in Section 12.1.
      ---------------------

     "Guarantor Payment Blockage Period" shall have the meaning provided in
      ---------------------------------
Section 12.2(b).

     "Guarantor Senior Indebtedness" means with respect to any Subsidiary
      -----------------------------
Guarantor, (i) the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of a Subsidiary Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Subsidiary Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Indebtedness" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations of every nature of the Company under the Bank Facility, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations and (z) all Currency Swap Obligations, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Guarantor Senior Indebtedness" shall not include (i) any Indebtedness of such Subsidiary Guarantor to a Restricted Subsidiary of such Subsidiary Guarantor, (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of such Subsidiary Guarantor or any Restricted Subsidiary of such Subsidiary Guarantor (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by such Subsidiary Guarantor, (vi) Indebtedness incurred in violation of Section 5.12, (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Subsidiary Guarantor. Notwithstanding anything to the contrary contained herein, no Indebtedness incurred at any time under the Bank Facility (as such facility is in existence on the Issue Date) shall be considered subordinate in right of payment to any other Indebtedness incurred under the Bank Facility (as such facility is in existence on the Issue Date).

     "Holder" means the Person in whose name a Security is registered on the
      ------
Registrar's books.

     "IAI Global Security" means, a permanent global security in registered form
      -------------------
representing the aggregate principal amount of the Securities sold to Institutional Accredited Investors.

     "Indebtedness" means with respect to any Person, without duplication, (i)
      ------------
all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business and payable in accordance with customary terms or that are not overdue by 90 days or more or are being contested in good faith), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all Obligations under currency agreements and interest swap agreements of such Person, and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

     "Indenture" means this Indenture, as amended or supplemented from time to
      ---------
time in accordance with the terms hereof.

     "Independent Financial Advisor" means a firm (i) which does not, and whose
      -----------------------------
directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company (other than an interest in less than 1% of the Company's Common Stock or any other publicly traded securities of the Company) and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Initial Purchasers" means, collectively, BT Alex. Brown Incorporated,
      ------------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and William Blair & Company.

     "Initial Securities" means, collectively, (i) the   % Senior Subordinated
      ------------------
Notes due 2008 of the Company issued on the Issue Date and (ii) one or more
series of additional   % Senior Subordinated Notes due 2008 that are issued
under this Indenture subsequent to the Issue Date pursuant to Section 2.2, in each case for so long as such securities constitute Restricted Securities.

     "Institutional Accredited Investor" means an institution that is an
      ---------------------------------
"accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "Interest Payment Date" means the stated maturity of an installment of
      ---------------------
interest on the Securities.

     "Interest Swap Obligations" means the obligations of any Person pursuant to
      -------------------------
any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "Investment" means, with respect to any Person, any direct or indirect loan
      ----------
or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any

Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of Section 5.3,
(i) "Investment" shall include a portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude a portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investment by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs, or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such
                                                      --------
payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, at least 51% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

     "Investment Grade Rating" means a rating of BBB- or higher by S&P and Baa3
      -----------------------
or higher by Moody's or the equivalent of such rating by such rating agencies.

     "Issue Date" means May 13, 1998, the date of original issuance of the
      ----------
Securities under this Indenture.

     "Legal Holiday" shall have the meaning provided in Section 13.7.
      -------------

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest,
      ----
charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

     "Maturity Date" means May 15, 2008.
      -------------

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in
      -----------------
the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of
(a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

     "Net Proceeds Offer" shall have the meaning provided in Section 5.16(a).
      ------------------

     "Net Proceeds Offer Amount" shall have the meaning provided in Section
      -------------------------
5.16(a).

     "Net Proceeds Offer Payment Date" shall have the meaning provided in
      -------------------------------
Section 5.16(a).

     "Net Proceeds Trigger Date" shall have the meaning provided in Section
      -------------------------
5.16(a).

     "Non-U.S. Person" means a person who is not a U.S. person, as defined in
      ---------------
Regulation S.

     "Obligations" means all obligations for principal, premium, interest,
      -----------
penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offering Memorandum" means the offering memorandum of the Company dated
      -------------------
May 8, 1998 relating to the Securities.

     "Officer" means, with respect to any Person, the Chief Executive Officer,
      -------
the Chief Financial Officer, Treasurer or the Chief Accounting Officer of such Person.

     "Officers' Certificate" means a certificate signed in the name of and on
      ---------------------
behalf of the Company by the Chairman, a Vice Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller or an Assistant Controller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee and otherwise complying with the requirements of
Section 13.5.

     "operating lease" means any lease the obligations under which do not
      ---------------
constitute Capitalized Lease Obligations.

     "Opinion of Counsel" means a written opinion from legal counsel who is
      ------------------
reasonably acceptable to the Trustee complying with the requirements of Section
13.5. Unless otherwise required by the Trustee, the legal counsel may be an employee of or counsel to the Company or the Trustee.

     "Paying Agent" shall have the meaning provided in Section 2.3, except that
      ------------
for the purposes of Articles Three and Nine and Sections 5.15 and 5.16, the Paying Agent shall not be the Company or an Affiliate of the Company.

     "Permitted Indebtedness" means, without duplication, each of the following:
      ----------------------

               (i) Indebtedness represented by the Securities in an aggregate principal amount not to exceed $200.0 million, and the Guarantees thereof, issued on the date hereof;

               (ii)   Indebtedness of the Company and the Subsidiary Guarantors
     (A) incurred pursuant to the revolving credit provisions of the Bank Facility or one or more other credit facilities in an aggregate principal amount at any time outstanding not to exceed $500.0 million; provided that
                                                                  --------
     such amount shall be reduced by any amounts applied to the permanent reduction of such Indebtedness pursuant to Section 5.16 and (B) incurred pursuant to the term loan provisions of the Bank Facility or one or more other credit facilities in an aggregate principal amount at any time outstanding not to exceed $100.0 million, less any amounts applied to the permanent reduction of such Indebtedness pursuant to Section 5.16 and less the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereof (excluding any such payments to the extent refinanced at the time of payment under any Refinancing of the Bank Facility);

               (iii) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date;

               (iv) Interest Swap Obligations or Currency Swap Obligations of the Company covering Indebtedness of the Company or any of the Subsidiary Guarantors and Interest Swap Obligations or Currency Swap Obligations of any Subsidiary Guarantor covering Indebtedness of such Subsidiary Guarantor; provided, however, that (a) such Interest Swap Obligations are
                --------  -------
     entered into to protect the Company and the Subsidiary Guarantors from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture and (b) such Currency Swap Obligations are entered into to protect the Company and the Subsidiary Guarantors from fluctuations in currency values;

               (v) Indebtedness of a Wholly Owned Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company, or other than a Lien on the related intercompany note securing Indebtedness under the Bank Facility; provided that if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, other than a lien on the related intercompany note securing Indebtedness under the Bank Facility, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

               (vi) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien, other than a Lien on the related intercompany note securing Indebtedness under the Bank Facility; provided that (a) any Indebtedness of
                                           --------
     the Company to any Wholly Owned Restricted Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Securities and (b) if as of the date any Person other than a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, other than a lien on the related intercompany note securing Indebtedness under the Bank Facility, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

               (vii) Indebtedness of the Company and the Subsidiary Guarantors arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is
                         --------  -------
     extinguished within two business days of incurrence;

               (viii) Indebtedness of the Company and the Subsidiary Guarantors represented by letters of credit for the account of the Company or such Subsidiary Guarantors, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

               (ix) Indebtedness of the Company or a Subsidiary Guarantor in connection with one or more standby letters of credit, guarantees, performance bonds or other reimbursement obligations, in each case, issued in the ordinary course of business and not in connection with the borrowing of money;

               (x) Indebtedness of the Company or a Subsidiary Guarantor arising from agreements of the Company or a Subsidiary Guarantor providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary;

               (xi) Indebtedness of the Company and the Subsidiary Guarantors represented by Capitalized Lease Obligations and Purchase Money Indebtedness incurred in the ordinary course of business in an amount not to exceed $20.0 million at any one time outstanding;

               (xii)   Refinancing Indebtedness;

               (xiii) guarantees by the Company of Indebtedness of a Restricted Subsidiary permitted to be incurred under this Indenture and guarantees by a Subsidiary Guarantor of Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred under this Indenture;

               (xiv) additional Indebtedness of the Company and any Subsidiary Guarantor in an aggregate principal amount not to exceed $15.0 million at any one time outstanding; and

               (xv) Indebtedness of a Foreign Subsidiary other than a Foreign Subsidiary which is a Subsidiary Guarantor which, when aggregated with the principal amount of all other Indebtedness of such Foreign Subsidiary then outstanding and incurred pursuant to this clause (xv), does not exceed the amount of the Borrowing Base of such Foreign Subsidiary.

          For purposes of determining whether any Indebtedness is Permitted Indebtedness, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

          "Permitted Investments" means (i) Investments by the Company or any
           ---------------------
Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Wholly Owned Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly Owned Restricted Subsidiary of the Company, (ii) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing
                                      --------
such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Securities and this Indenture; (iii) investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1,000,000 at any one time outstanding; (v) Interest Swap Obligations or Currency Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture; (vi) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (vii) promissory notes or other securities accepted from trade creditors or customers in the ordinary course of business; (viii) guarantees by the Company or any Subsidiary Guarantor of Indebtedness otherwise permitted to be incurred under this Indenture; (ix) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 5.16; and (x) Investments in joint ventures and Unrestricted Subsidiaries in an aggregate amount at any one time not to exceed $15.0 million.

          "Permitted Liens" means the following types of Liens:
           ---------------

               (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

               (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

               (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

               (iv) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

               (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

               (vi) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or
                       --------
     assets which is not leased property subject to such Capitalized Lease Obligation;

               (vii) purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business; provided, however, that (A) the related
                                  --------  -------
     Purchase Money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired and proceeds thereof and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

               (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

               (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

               (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

               (xi) Liens securing Interest Swap Obligations or Currency Swap Obligations which Interest Swap Obligations or Currency Swap Obligations, as the case may be, relate to Indebtedness that is otherwise permitted under this Indenture;

               (xii) Liens securing Acquired Indebtedness incurred in accordance with Section 5.12; provided that (A) such Liens secured such
                                   --------
     Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company; and

               (xiii) Liens not permitted by clauses (i) through (xii) that are incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5,000,000 at any one time outstanding.

          "Person" means an individual, partnership, corporation, unincorporated
           ------
organization, trust or joint venture or a governmental agency or political subdivision thereof.

          "Physical Securities" has the meaning provided in Section 2.1.
           -------------------

          "Preferred Stock" of any Person means any Capital Stock of such Person
           ---------------
that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

          "Principals" means each officer or employee of the Company and any
           ----------
spouse, sibling, child or grandchild of the foregoing (in each case, whether such relationship arises from birth, adoption or through marriage).

          "Private Exchange Notes" shall have the meaning provided in the
           ----------------------
Registration Rights Agreement.

          "Private Placement Legend" means the legend initially set forth on the
           ------------------------
Securities in the form set forth in Exhibit A.
                                    ---------

          "Purchase Money Indebtedness" means Indebtedness of the Company and
           ---------------------------
its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.

          "Qualified Capital Stock" means any Capital Stock that is not
           -----------------------
Disqualified Capital Stock.

          "Qualified Equity Interest" means any Qualified Capital Stock and all
           -------------------------
warrants, options or other rights to acquire Qualified Capital Stock (but excluding any debt security or Disqualified Capital Stock that is convertible into or exchangeable for Qualified Capital Stock).

          "Qualified Institutional Buyer" or "QIB" shall have the meaning
           -----------------------------      ---
specified in Rule 144A.

          "Record Date" means the record dates specified in the Securities;
           -----------
provided, however, that if any such date is a Legal Holiday, the Record Date
--------  -------
shall be the first day immediately preceding such specified day that is not a Legal Holiday.

          "Redemption Date," when used with respect to any Security to be
           ---------------
redeemed, means the date fixed for such redemption pursuant to this Indenture and Paragraph 5 of the Securities.

          "Redemption Price," when used with respect to any Security to be
           ----------------
redeemed, means the price fixed for such redemption pursuant to this Indenture and Paragraph 5 of the Securities.

          "Refinance" means, in respect of any security or Indebtedness, to
           ---------
refinance, extend, renew, refund, repay, pre-pay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing"
                                                ----------       -----------
shall have correlative meanings.

          "Refinancing Indebtedness" means any Refinancing by the Company or any
           ------------------------
Subsidiary Guarantor of Indebtedness incurred in accordance with Section 5.12 (other than pursuant to clause (ii), (iv), (v), (vi), (vii), (viii), or (ix) of the definition of Permitted Indebtedness), in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x)
                                                              --------
if such Indebtedness being Refinanced is Indebtedness of the Company or a Subsidiary Guarantor, then such Refinancing Indebtedness shall be Indebtedness solely of the Company or a Subsidiary Guarantor and (y) if such Indebtedness being Refinanced is subordinate or junior to the Securities, then such Refinancing Indebtedness shall be subordinate to the Securities at least to the same extent and in the same manner as the Indebtedness being Refinanced.

          "Registrar" shall have the meaning provided in Section 2.3.
           ---------

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement dated as of the Issue Date among the Company, the Subsidiary Guarantors and the Initial Purchasers.

          "Regulation S" means Regulation S under the Securities Act.
           ------------

          "Regulation S Global Security" means a permanent global security in
           ----------------------------
registered form representing the aggregate principal amount of Securities sold in reliance on Regulation S under the Securities Act.

          "Related Party" with respect to any Principal means (A) any
           -------------
controlling stockholder or 80% (or more) owned Subsidiary of such Principal or
(B) trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

          "Replacement Assets" shall have the meaning provided in Section
           ------------------
5.16(a).

          "Representative" means the indenture trustee or other trustee, agent
           --------------
or representative in respect of any Designated Senior Indebtedness; provided,
                                                                    --------
that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness.

          "Restricted Security" has the meaning assigned to such term in Rule
           -------------------
144(a)(3) under the Securities Act; provided, however, that the Trustee shall be
                                    --------  -------
entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

          "Restricted Subsidiary" means any Subsidiary of the Company that has
           ---------------------
not been designated by the Board of Directors of the Company, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with Section 5.18. Any such Designation may be revoked by a Board Resolution of the Company delivered to the Trustee subject to the provisions of such Section 5.18.

          "Revocation" has the meaning set forth under Section 5.18.
           ----------

          "Rule 144A" means Rule 144A under the Securities Act.
           ---------

          "Sale and Leaseback Transaction" means any direct or indirect
           ------------------------------
arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

          "Securities" means, collectively, (i) the Initial Securities, (ii) the
           ----------
Private Exchange Notes, if any, and (iii) the Unrestricted Securities, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations of the Commission promulgated thereunder.

          "Senior Indebtedness" means the principal of, premium, if any, and
           -------------------
interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Without limiting the generality of the foregoing, "Senior Indebtedness" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations of every nature of the Company under the Bank Facility, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations and (z) all Currency Swap Obligations, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Senior Indebtedness" shall not include
(i) any Indebtedness of the Company to a Restricted Subsidiary of the Company,
(ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Restricted Subsidiary of the Company (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by the Company, (vi) Indebtedness incurred in violation of
Section 5.12, (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company. Notwithstanding anything to the contrary contained herein, no Indebtedness incurred at any time under the Bank Facility (as such facility is in existence on the Issue Date) shall be considered subordinate in right of payment to any other Indebtedness incurred under the Bank Facility (as such facility is in existence on the Issue Date).

          "Significant Subsidiary," with respect to any Person, means any
           -----------------------
Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

          "Subsidiary" with respect to any Person, means (i) any corporation of
           ----------
which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

          "Subsidiary Guarantor" means (i) each of the Company's Restricted
           --------------------
Subsidiaries existing on the Issue Date and (ii) each of the Company's Restricted Subsidiaries (other than any Foreign Subsidiary, unless the Company elects to have a Foreign Subsidiary execute a Guarantee) that executes a supplemental indenture pursuant to Section 5.20.

          "Surviving Entity" shall have the meaning provided in Section
           ----------------
6.1(a)(i).

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections
           ---
77aaa-77bbbb), as amended, as in effect on the date this Indenture is qualified under the TIA, except as otherwise provided in Section 10.3.

          "Trust Officer" means any officer of the Trustee assigned by the
           -------------
Trustee to administer its corporate trust matters.

          "Trustee" means the party named as such in this Indenture until a
           -------
successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "Unrestricted Security(ies)" means one or more Securities that do not
           --------------------------
and are not required to bear the Private Placement Legend in the form set forth in Exhibit A, including, without limitation, the Exchange Notes (as defined in
   ---------
the Registration Rights Agreement).

          "Unrestricted Subsidiary" means any Subsidiary of the Company
           -----------------------
designated as such pursuant to and in compliance with Section 5.18 Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such Section 5.18.

          "U.S. Government Obligations" means direct non-callable obligations
           ---------------------------
of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged.

          "U.S. Legal Tender" means such coin or currency of the United States
           -----------------
of America as at the time of payment shall be legal tender for the payment of public and private debts.

              "Weighted Average Life to Maturity" means, when applied to any
               ---------------------------------
Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

              "Wholly Owned Restricted Subsidiary" of any Person means any
               ----------------------------------
Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a Foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

Section 1.2.  Incorporation by Reference of TIA.

              Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

              "indenture securities" means the Securities.
               --------------------

              "indenture security holder" means a Holder.
               -------------------------

              "indenture to be qualified" means this Indenture.
               -------------------------

              "indenture trustee" or "institutional trustee" means the Trustee.
               -----------------      ---------------------

              "obligor" on the indenture securities means the Company, any
               -------
Subsidiary Guarantor or any other obligor on the Securities or the Guarantees.

              All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.3.  Rules of Construction.

              Unless the context otherwise requires:

              (1) a term has the meaning assigned to it;

              (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

              (3) "or" is not exclusive;

              (4) words in the singular include the plural, and words in the plural include the singular;

              (5) provisions apply to successive events and transactions; and

              (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE II.

                                THE SECURITIES

Section 2.1.  Form and Dating.

              The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A. The Securities may have
                                      ---------
notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

              The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

              Securities offered and sold in reliance on Rule 144A, Securities transferred after the initial resale thereof to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
Act) and Securities offered and sold in reliance on Regulation S shall be issued initially in the form of one or more permanent Global Securities in registered form, substantially in the form set forth in Exhibit A, deposited with the
                                             ---------
Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit B. The aggregate principal amount of the Global Securities
             ---------
may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

              Securities issued in exchange for interests in a Global Security pursuant to Section 2.16 may be issued and Securities offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the "Physical Securities").
             ---------       -------------------

              All Securities offered and sold in reliance on Regulation S shall remain in the form of a Global Security until the consummation of the Exchange Offer pursuant to the Registration Rights Agreement; provided, however, that all
                                                     --------  -------
of the time periods specified in the

Registration Rights Agreement to be complied with by the Company and the Subsidiary Guarantors have been so complied with.

Section 2.2.  Execution and Authentication.

              One Officer of the Company, whom shall have been duly authorized by all requisite corporate actions, shall sign the Securities for the Company by manual or facsimile signature.

              If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

              A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

              The Trustee shall authenticate (i) the Initial Securities for original issue in the aggregate principal amount not to exceed $300.0 million, including $200.0 million in aggregate principal amount of Securities being issued on the Issue Date, (ii) the Private Exchange Notes from time to time for issue only in exchange for a like principal amount of the Initial Securities and
(iii) Unrestricted Securities from time to time only (A) in exchange for a like principal amount of the Initial Securities or (B) in an aggregate principal amount of not more than the excess of $300.0 million over the sum of the aggregate principal amount of (x) the Initial Securities than outstanding, (y) the Private Exchange Notes then outstanding and (z) the Unrestricted Securities issued in accordance with (iii)(A) above, in each case upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated, whether the Securities are to be the Initial Securities, Private Exchange Notes or Unrestricted Securities and whether the Securities are to be issued as Physical Securities or Global Securities or such other information as the Trustee may reasonably request. The aggregate principal amount of Securities outstanding at any time may not exceed $300.0 million (or such lesser amount as is requested authenticated by the Trustee and issued by the Company on the Issue Date), except as provided in
Section 2.7. Such Securities shall be in the form of one or more Global Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the outstanding Securities, (ii) shall be registered in the name of the Depository for such Global Security or Securities or its nominee, (iii) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instruction and (iv) shall bear a legend substantially to the following effect:

          "Unless and until this Global Security is exchanged in whole or in part for the individual Securities represented hereby, this Global Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or by a Depository or any such nominee to a successor Depository or a nominee of a successor Depository."

              In the event that the Company shall issue and the Trustee shall authenticate any Securities issued under this Indenture subsequent to the Issue Date pursuant to clauses (i) and (iii) of the first sentence of the immediately preceding paragraph, the Company shall use its reasonable efforts to obtain the same "CUSIP" number for such Securities as is printed on the Securities outstanding at such time; provided, however, that if any series of Securities
                          --------  -------
issued under this Indenture subsequent to the Issue Date is determined, pursuant to an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee to be a different class of security than the Securities outstanding at such time for federal income tax purposes, the Company may obtain a "CUSIP" number for such Securities that is different than the "CUSIP" number printed on the Securities then outstanding. Notwithstanding the foregoing, all Securities issued under this Indenture shall vote and consent together on all matters as one class and no series of Securities will have the right to vote or consent as a separate class on any matter.

              The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

              The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof.

Section 2.3.  Registrar and Paying Agent.

              The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b)
                                                           ---------
Securities may be presented or surrendered for payment ("Paying Agent") and (c)
                                                         ------------
notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office or agency in respect of clauses (a) and (b) shall be the Trustee, c/o The Depository Trust Company, 55 Water Street, New York, New York 10041, Attn: Corporate Trust Services), and the office or agency in respect of clause (c) shall be the Trustee, c/o The Depository Trust Company, 55 Water Street, New York, New York 10041, Attn: Corporate Trust Administration), unless in either case the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such
                                             --------  -------
designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company may act as its own Registrar or Paying Agent except that for the purposes of Articles Three and Nine and Sections 5.15 and 5.16, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the

Trustee. The term "Paying Agent" includes any additional paying agent. The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

              The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

Section 2.4.  Paying Agent To Hold Assets in Trust.

              The Company shall require each Paying Agent other than the Trustee to agree in writing that, subject to Article Four and Article Twelve, each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee of any Default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund, subject to Article Four and Article Twelve. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

Section 2.5.  Holder Lists.

              The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

Section 2.6.  Transfer and Exchange.

              (a) Subject to Sections 2.16 and 2.17, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the
                                               --------  -------
Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing.

To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.2, 2.7, 2.10, 3.7, 5.15, 5.16 or 10.5). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part. A Global Security may be transferred, in whole but not in part, in the manner provided in this Section 2.6(a), only to a nominee of the Depository for such Global Security, or to the Depository, or a successor Depository for such Global Security selected or approved by the Company, or to a nominee of such successor Depository.

          (b) If at any time the Depository for the Global Security or Securities notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or Securities or the Company becomes aware that the Depository has ceased to be a clearing agency registered under the Exchange Act, the Company shall appoint a successor Depository with respect to such Global Security or Securities. If a successor Depository for such Global Security or Securities has not been appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee, upon receipt of an Officers' Certificate for the authentication and delivery of Securities, shall authenticate and deliver, Securities in definitive form, in an aggregate principal amount at maturity equal to the principal amount at maturity of the Global Security representing such Securities, in exchange for such Global Security. The Company shall reimburse the Registrar, the Depository and the Trustee for expenses they incur in documenting such exchanges and issuances of Securities in definitive form.

          The Company may at any time and in its sole discretion determine that the Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a written order for the authentication and delivery of individual Securities in exchange in whole or in part for such Global Security or Securities, will authenticate and deliver individual Securities in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities in exchange for such Global Security or Securities.

          In any exchange provided for in any of the preceding two paragraphs, the Company will execute and the Trustee will authenticate and deliver individual Securities in definitive registered form in authorized denominations. Upon the exchange of a Global Security for individual Securities, such Global Security shall be canceled by the Trustee. Securities issued in exchange for a Global Security pursuant to this Section 2.6(b) shall be registered in such names and in such authorized denominations as the Depository for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the persons in whose names such Securities are so registered.

              None of the Company, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 2.7.  Replacement Securities.

              If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Security pursuant to this
Section 2.7, including reasonable fees and expenses of counsel.

              Every replacement Security is an additional obligation of the Company.

Section 2.8.  Outstanding Securities.

              Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.

              If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7.

              If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or a Subsidiary) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue unless, pursuant to the provisions of Article Four and Article Twelve, the Paying Agent is unable to make payments on the Securities to the Holders thereof.

Section 2.9.  Treasury Securities.

              In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the

Company or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows or has reason to know are so owned shall be disregarded.

Section 2.10.  Temporary Securities.

               Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities. Notwithstanding the foregoing, so long as the Securities are represented by a Global Security, such Global Security may be in typewritten form.

Section 2.11.  Cancellation.

               The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or a Subsidiary), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.7, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this
Section 2.11.

Section 2.12.  Defaulted Interest.

               If the Company defaults in a payment of interest on the Securities, it shall, unless the Trustee fixes another record date pursuant to
Section 7.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

Section 2.13.  CUSIP Number.

               The Company in issuing the Securities may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no
            --------  -------
representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.

Section 2.14.  Deposit of Monies.

               Prior to 11:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Offer Payment Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Offer Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Offer Payment Date, as the case may be.

Section 2.15.  Restrictive Legends.

               Each Global Security and Physical Security that constitutes a Restricted Security shall bear the legend (the "Private Placement Legend") as
                                                ------------------------
set forth in Exhibit A until after the second anniversary of the later of the
             ---------
Issue Date and the last date on which the Company or any Affiliate of the Company was the owner of such Security (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed by the Company and the Holder thereof).

               Each Global Security shall also bear the legend as set forth in Exhibit B.
---------

Section 2.16.  Book-Entry Provisions for Global Securities.

               (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the legend as set forth in Exhibit B.
         ---------

               Members of, or participants in, the Depository ("Agent Members")
                                                                -------------
shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Securities, and the Depository may be treated by the Company, the Trustee and any Agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

          (b) Transfers of a Global Security shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (i) the Depository notifies the Company that it is unwilling or unable to continue as the Depository for the Global Securities and a successor depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Securities.

               (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

               (d) In connection with the transfer of an entire Global Security to beneficial owners pursuant to paragraph (b) of this Section 2.16, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

               (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph
(b) or (c) of this Section 2.16 shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the Private Placement Legend.

               (f) The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

Section 2.17.  Special Transfer Provisions.

               (a) Transfers to Non-QIB Institutional Accredited Investors and
                   -----------------------------------------------------------
Non-U.S. Persons. The following provisions shall apply with respect to the
----------------
registration of any proposed transfer of a Security constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

               (i) the Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Company
                                    --------  -------
     nor any Affiliate of the Company has held any beneficial interest in such Security, or portion thereof, at any time on or prior to the second anniversary of the Issue Date) or (y) (1) in the case of a transfer to an

     Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (2) in the
                                              ---------
     case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto;
     ---------

               (ii) if the proposed transferee is an Agent Member and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the IAI Global Security or Regulation S Global Security, as the case may be, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the IAI Global Security or Regulation S Global Security, as the case may be, in an amount equal to the principal amount of Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred; and

               (iii) if the proposed transferor is an Agent Member seeking to transfer an interest in a Global Security, upon receipt by the Registrar of
     (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Security from which such interests are to be transferred in an amount equal to the principal amount of the Securities to be transferred and (B) an increase in the principal amount of the IAI Global Security or the Regulation S Global Security, as the case may be, in an amount equal to the principal amount of the Securities to be transferred.

          (b)  Transfers to QIBs.  The following provisions shall apply with
               -----------------
respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

               (i) the Registrar shall register the transfer of any Restricted Security if such transfer is being made by a proposed transferor who has checked the box provided for on the form of the Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of the Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

               (ii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in a Global Security, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Global Security in an amount equal to the principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred; and

               (iii) if the proposed transferor is an Agent Member seeking to transfer an interest in the IAI Global Security or the Regulation S Global Security, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the IAI Global Security or the Regulation S Global Security, as the case may be, in an amount equal to the principal amount of the Securities to be transferred and (B) an increase in the principal amount of the Global Security in an amount equal to the principal amount of the Securities to be transferred.

          (c)  Restrictions on Transfer and Exchange of Global Securities.
               ----------------------------------------------------------
Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (d)  Private Placement Legend.  Upon the transfer, exchange or
               ------------------------
replacement of the Securities not bearing the Private Placement Legend, the Registrar shall deliver the Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of the Securities bearing the Private Placement Legend, the Registrar shall deliver only the Securities that bear the Private Placement Legend unless (i) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither
                                                --------  -------
the Company nor any Affiliate of the Company has held any beneficial interest in such Security, or portion thereof, at any time prior to or on the second anniversary of the Issue Date), or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (e)  General.  By its acceptance of any Security bearing the Private
               -------
Placement Legend, each Holder of such Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar's normal business hours upon the giving of reasonable written notice to the Registrar.

          (f)  Transfers of Securities Held by Affiliates.  Any certificate (i)
               ------------------------------------------
evidencing a Security that has been transferred to an Affiliate of the Company within two years after the Issue Date, as evidenced by a notation on the Assignment Form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Security that has been acquired from an Affiliate of the Company (other than by an Affiliate of the Company) in a transaction or a chain of transactions not involving any public offering, shall, until two years after the last date on which the Company or any Affiliate of the Company was an owner of such Security, in each case, bear the Private Placement Legend, unless otherwise agreed by the Company (with written notice thereof to the Trustee).

Section 2.18.  Additional Interest Under Registration Rights Agreement.

               Under certain circumstances, the Company shall be obligated to pay, as liquidated damages, additional interest to the Holders, all as set forth in Section 4 of the Registration Rights Agreement. The terms thereof are hereby incorporated herein by reference.

                                  ARTICLE III.

                                   REDEMPTION

Section 3.1.   Notices to Trustee.

               If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee, with a copy to the Bank Facility Agent, of the Redemption Date and the principal amount of Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders at least 45 days (unless a shorter notice shall be satisfactory to the Trustee) but not more than 60 days before the Redemption Date. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

Section 3.2.   Selection of Securities To Be Redeemed.

               If fewer than all of the Securities are to be redeemed at any time, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed or, if such Securities are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as
                                   --- ----
the Trustee shall deem fair and appropriate; provided, however, that no
                                             --------  -------
Securities of a principal amount of $1,000 or less shall be redeemed in part; provided, further; that any partial redemption pursuant to Paragraph 5 of the
--------  -------
Securities with the proceeds of a Public Equity Offering shall be made on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the Depository's procedures), unless such method is otherwise prohibited.

          The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or integral multiples thereof) of the principal amount of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

Section 3.3.  Optional Redemption.

              (a) On or after May 15, 2003, the Securities may be redeemed in whole at any time or in part from time to time, at the option of the Company, upon not less than 30 nor more than 60 days notice, at a redemption price equal to the applicable percentage of the principal amount thereof set forth below, together with accrued and unpaid interest (if any) to the Redemption Date, if redeemed during the twelve-month period commencing on May 15 of the year set forth below:

                                         Redemption
              Year                         Price
              2003..................      104.500%
              2004..................      103.000%
              2005..................      101.500%
              2006 and thereafter...      100.000%

              (b) Optional Redemption upon Equity Offerings. At any time, or from time to time, on or prior to May 15, 2001, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem the Securities at a Redemption Price equal to 109% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided, that at least 65% of the principal amount of the
                 --------
Securities originally issued remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

Section 3.4.  Notice of Redemption.

              At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail to each Holder whose Securities are to be redeemed at such Holder's registered address, with a copy to the Trustee and the Bank Facility Agent. In order to effect a redemption pursuant to Paragraph 5 of the Securities with the proceeds of an Equity Offering, the Company shall send the redemption notice not later than 120 days after the consummation of such Equity Offering. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

              (1)  the Redemption Date;

              (2)  the Redemption Price;

              (3) the name and address of the Paying Agent;

              (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

              (5) that, unless (a) the Company defaults in making the redemption payment on the Redemption Date or (b) such redemption payment is prohibited pursuant to Article Four or Article Twelve hereof or otherwise, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

              (6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued; and

              (7) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption.

Section 3.5.  Effect of Notice of Redemption.

              Once notice of redemption is mailed in accordance with Section 3.4, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price unless prohibited pursuant to Article Four or Article Twelve or otherwise pursuant to this Indenture. Securities that are redeemed by the Company or that are purchased by the Company pursuant to a Net Proceeds Offer as described in
Section 5.16 or pursuant to a Change of Control Offer as described in Section
5.15 or that are otherwise acquired by the Company will be surrendered to the Trustee for cancellation.

Section 3.6.  Deposit of Redemption Price.

              On or before 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price of all Securities to be redeemed on that date (other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose upon the written request of the Company, except with respect to monies owed as obligations to the Trustee pursuant to Article Eight and Article Twelve hereof.

              If the Company complies with the preceding paragraph and payment of the Securities called for redemption is not prohibited under Article Four or Article Twelve or otherwise, then, unless the Company defaults in the payment of such Redemption Price, interest on the Securities or portions thereof to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.

Section 3.7.  Securities Redeemed in Part.

              Upon surrender and cancellation of a Security that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered and canceled.

                                  ARTICLE IV.

                                 SUBORDINATION

Section 4.1.  Securities Subordinated to Senior Indebtedness.

              The Company covenants and agrees, and each Holder of the Securities, by its acceptance thereof, likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article Four; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Securities by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Indebtedness, including, without limitation, the Company's obligations under the Bank Facility; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness, and that each holder of Senior Indebtedness whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Indebtedness in reliance upon the covenants and provisions contained in this Indenture and the Securities.

Section 4.2.  Suspension of Payment When Senior Indebtedness in Default.

              (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal or, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Indebtedness, no payment of any kind or character shall be made by or on behalf of the Company or any other Person on its or their behalf with respect to any Obligations on the Securities or to acquire any of the Securities for cash or property or otherwise. In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Indebtedness, as such event of default is defined in the instrument creating or evidencing such Designated Senior Indebtedness, permitting the holders of such Designated Senior Indebtedness then outstanding to accelerate the maturity thereof and if the

Representative for the respective issue of Designated Senior Indebtedness gives notice of the event of default to the Trustee (a "Default Notice") then, unless
                                                  --------------
and until all events of default with respect to such Designated Senior Indebtedness have been cured (if capable of being cured) or waived in writing or have ceased to exist or the Trustee receives notice thereof from the Representative for the respective issue of Designated Senior Indebtedness terminating the Blockage Period (as defined below), during the 179 days after the delivery of such Default Notice (the "Blockage Period"), neither the Company
                                          ---------------
nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on the Securities or (y) acquire any of the Securities for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 179 days from the date the payment on the Securities was due and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Indebtedness shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Indebtedness whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

          (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by this Section 4.2, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amount of Senior Indebtedness held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Indebtedness, if any, received from the holders of Senior Indebtedness (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Indebtedness.

          Nothing contained in this Article Four shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Section 7.2 or to pursue any rights or remedies hereunder; provided , however, that so long as any Indebtedness
                    --------   -------
permitted to be incurred under this Indenture pursuant to the Bank Facility shall be outstanding, no such acceleration shall be effective until the earlier of (i) acceleration of any such Indebtedness under the Bank Facility or (ii) five business days after giving notice to the Representative under the Bank Facility of such acceleration, and all Senior Indebtedness thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Securities.

Section 4.3. Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Company.

              (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Indebtedness shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Indebtedness, before any payment or distribution of any kind or character is made on account of any Obligations on the Securities, or for the acquisition of any of the Securities for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustee under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Indebtedness.

              (b) To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

              (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by this Section 4.3, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amount of Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such

Senior Indebtedness has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

              (d) The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in Article Six hereof and as long as permitted under the terms of the Senior Indebtedness shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 4.3 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Company's obligations hereunder in accordance with Article Six hereof.

Section 4.4.  Holders To Be Subrogated to Rights of Holders of Senior
Indebtedness.

              (a) Subject to the payment in full in cash or Cash Equivalents of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the Securities shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article Four which otherwise would have been made to the Holders shall, as between the Company and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article Four are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

              (b) Each Holder by purchasing or accepting a Security waives any and all notice of the creation, modification, renewal, extension or accrual of any Senior Indebtedness and notice of or proof of reliance by any holder or owner of Senior Indebtedness upon this Article Four and Senior Indebtedness shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Article Four, and all dealings between the Company and the holders and owners of Senior Indebtedness shall be deemed to have been consummated in reliance upon this Article Four.

Section 4.5.  Obligations of the Company Unconditional.

              (a) Nothing contained in this Article Four or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Four of the holders of Senior Indebtedness in respect of cash, property or Securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets or securities of the Company referred to in this Article Four, the Trustee, subject to the provisions of Sections 8.1 and 8.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any liquidation, dissolution, winding-up or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee or agent or other Person making any payment or distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Four. Nothing in this Article Four shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 8.7. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or Representative on behalf of any such holder.

              (b) In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Four, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Four, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 4.6. Trustee Entitled To Assume Payments Not Prohibited in Absence of Notice.

              The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Four, but failure to give such notice shall not affect the subordination of the Securities to all Senior Indebtedness provided in this Article Four and shall not result in any Default or Event of Default under this Indenture or the Securities. Regardless of anything to the contrary contained in this Article Four or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Company, or from a holder of Senior Indebtedness or a Representative therefor, together, in the case of any holder of Senior Indebtedness or any Representative therefor other than the Bank Facility Agent, with proof satisfactory to the Trustee of such holding of Senior Indebtedness or of the authority of such Representative, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no, such fact exist.

Section 4.7.  Application by Trustee of Assets Deposited with It.

          U.S. Legal Tender or U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Sections 9.1 and 9.2 shall be for the sole benefit of the Holders of the Securities and, to the extent allocated for the payment of Securities, shall not be subject to the subordination provisions of this Article Four or Article Twelve. Otherwise, any deposit of assets or securities by or on behalf of the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of principal of or interest on any Securities shall be subject to the provision of this Article Four; provided, however, that if prior to the second Business Day preceding the
      --------  -------
date on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of either principal of or interest on any Security) the Trustee or such Paying Agent shall not have received with respect to such asset the notice provided for in Section 4.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary received by it on or after such date. The foregoing shall not apply to the Paying Agent if the Company or any Subsidiary or Affiliate of the Company is acting as Paying Agent. Nothing contained in this Section 4.7 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by this Article Four.

Section 4.8.  No Waiver of Subordination Provisions.

              (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

              (b) Without limiting the generality of subsection (a) of this
Section 4.8, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Four or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place, terms or time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or otherwise amend, renew, exchange, restate, modify or supplement in any manner Senior Indebtedness or any instrument evidencing or guaranteeing Senior Indebtedness or securing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) settle or compromise any Senior Indebtedness or release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or delay or refrain from exercising any rights against the Company and any other Person, fail to take or to record or otherwise perfect, for any reason or for no reason, any lien or security interest securing Senior Indebtedness, elect any remedy or otherwise deal freely with the Company.

Section 4.9.  Holders Authorize Trustee To Effectuate Subordination of
Securities.

               Each Holder of the Securities by such Holder's acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effect the subordination provisions contained in this Article Four, and appoints the Trustee such Holder's attorney-in-fact for such purpose, including, in the event of any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company tending towards liquidation or reorganization of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of such Holder's Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then any of the holders of the Senior Indebtedness or their Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their Representative to vote in respect of the claim of any Holder in any such proceeding.

Section 4.10.  Right of Trustee To Hold Senior Indebtedness.

               (a) The Trustee and any agent of the Company or the Trustee shall be entitled to all the rights set forth in this Article Four with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

               (b) With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Four, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness.

               (c) Whenever a distribution is to be made or a notice given to holders or owners of Senior Indebtedness, the distribution may be made and the notice may be given to their Representative, if any.

Section 4.11.  No Suspension of Remedies.

               The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article Four will not be construed as preventing the occurrence of an Event of Default.

               Except as the effectiveness of acceleration is limited by Section 4.2(b), nothing contained in this Article Four shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article Seven or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Four of the holders, from time to time, of Senior Indebtedness.

Section 4.12.  No Fiduciary Duty of Trustee to Holders of Senior Indebtedness.

               The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and it undertakes to perform or observe such of its covenants and obligations as are specifically set forth in this Article Four, and no implied covenants or obligations with respect to the Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be liable to any such holders (other than or its willful misconduct or gross negligence) if it shall pay over or deliver to the Holders of Securities or the Company or any other Person money or assets in compliance with the terms of this Indenture. Nothing in this Section 4.12 shall affect the obligation of any Person other than the Trustee to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their Representative.

                                  ARTICLE V.

                                   COVENANTS

Section 5.1.   Payment of Securities.

               The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or a Subsidiary) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment; provided, however, that U.S. Legal Tender
                                       --------  -------
held by the Trustee for the benefit of holders of Senior Indebtedness or the payment of which to the Holders is prohibited pursuant to the provisions of Article Four or Article Twelve or otherwise shall not be considered to be designated for the payment of any installment of principal or interest on the Securities within the meaning of this Section 5.1.

               The Company shall pay interest on overdue principal at the rate borne by the Securities and it shall pay interest on overdue installments of interest at the same rate, to the extent lawful.

Section 5.2.   Maintenance of Office or Agency.

               The Company shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.3. The Company shall give prior notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

Section 5.3.   Limitation on Restricted Payments.

          (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Equity Interests of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock, (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, (iii) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment of the Securities or (iv) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (i), (ii),
(iii) and (iv) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (A) a Default or an Event of Default shall have occurred and be continuing or (B) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 5.12 or (C) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined in good faith by the Board of Directors of the Company) shall exceed the sum of: (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned during the period beginning on the first day of the fiscal quarter including the Issue Date (the "Reference Date") (treating such period as a single accounting period), provided, however, that if the Securities achieve an
                           --------  -------
Investment Grade Rating as of the end of any fiscal quarter, the percentage for the fiscal quarter after such fiscal quarter (and for any other fiscal quarter where, on the first day of such fiscal quarter, the Securities shall have an Investment Grade Rating) will be 100% of Consolidated Net Income during each fiscal quarter after such fiscal quarter; provided further, however, that if
                                          -------- -------  -------
such Restricted Payment is to be made in reliance upon an additional amount permitted pursuant to the immediately preceding proviso, the Securities must have an Investment Grade Rating at the time such Restricted Payment is declared or, if not declared, made, plus (x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from (i) the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Equity Interests of the Company (other than Qualified Equity Interests applied pursuant to clauses (ii)(B) and (iii)(B) of the next succeeding paragraph) and (ii) Indebtedness or Disqualified Capital Stock that has been converted into or exchanged for Qualified Equity Interests together with the aggregate net cash proceeds received by the Company at the time of such conversion or exchange, plus (y) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock and plus (z) an amount equal to the sum of (1) any net reduction in Investments made pursuant to this paragraph (a) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary (except to the extent any such payment is included in the calculation of Consolidated Net Income) and (2) the consolidated net Investments, as of the date of Revocation, made by the Company or any of its Restricted Subsidiaries in any

Subsidiary of the Company that had been designated as an Unrestricted Subsidiary after the Issue Date, upon its redesignation as a Restricted Subsidiary in accordance with Section 5.18.

              (b) Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (i) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; (ii) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, either (A) solely in exchange for Qualified Equity Interests of the Company or (B) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of Qualified Equity Interests of the Company; (iii) if no Default or Event of Default shall have occurred and be continuing, the purchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of the Company that is subordinate or junior in right of payment to the Securities either (A) solely in exchange for Qualified Equity Interests of the Company or (B) through the application of net proceeds of (x) a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of Qualified Equity Interests of the Company or (y) Refinancing Indebtedness; (iv) so long as no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Common Stock of the Company from employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not to exceed $2.0 million in any calendar year; and (v) other Restricted Payments in an aggregate amount not to exceed $15.0 million. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (C) of the first sentence of the immediately preceding paragraph, amounts expended pursuant to clauses
(i), (iv) and (v) shall be included in such calculation.

              Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an officers' certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

Section 5.4.  Corporate Existence.

              Except as otherwise permitted by Article Six, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory) and franchises of the Company; provided, however, that the Company shall not be
                           --------  -------
required to preserve, with respect to itself, any right or franchise, if the Board of Directors of the Company, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

Section 5.5.  Payment of Taxes and Other Claims.

              The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of the Restricted Subsidiaries or properties of it or any of the Restricted Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien (other than a Permitted
Lien) upon the property of it or any of the Restricted Subsidiaries; provided,
                                                                     --------
however, that the Company shall not be required to pay or discharge or cause to
-------
be paid or discharged any such tax, assessment, charge or claim if either (a) the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and an adequate reserve has been established therefor to the extent required by GAAP or (b) the failure to make such payment or effect such discharge (together with all other such failures) would not have a material adverse effect on the financial condition or results or operations of the Company and the Restricted Subsidiaries taken as a whole.

Section 5.6.  Maintenance of Properties and Insurance.

              (a) The Company shall cause all properties used or useful to the conduct of its business or the business of any of the Restricted Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times unless the failure to so maintain such properties (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and the Restricted Subsidiaries taken as a whole; provided, however, that nothing in this Section 5.6 shall prevent the Company or
--------  -------
any Restricted Subsidiary from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is either (i) in the ordinary course of business, (ii) in the good faith judgment of the Board of Directors of the Company or the Restricted Subsidiary concerned, or of the senior officers of the Company or such Restricted Subsidiary, as the case may be, desirable in the conduct of the business of the Company or such Restricted Subsidiary, as the case may be, or
(iii) is otherwise permitted by this Indenture.

              (b) The Company shall provide or cause to be provided, for itself and each of the Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company are adequate and appropriate for the conduct of the business of the Company and the Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be either (i) consistent with past practices of the Company or the applicable Restricted Subsidiary or (ii) customary, in the reasonable, good faith opinion of the Company, for corporations similarly situated in the industry, unless the failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and the Restricted Subsidiaries, taken as a whole.

Section 5.7.  Compliance Certificate; Notice of Default.

               (a) The Company shall deliver to the Trustee within 120 days after the end of the Company's fiscal year an Officers' Certificate stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, to the best of his or her knowledge the Company's compliance with all conditions and covenants under this Indenture without regard to any period of grace or requirement of notice provided under this Indenture and, if such signers do know of any such non-compliance with any conditions or covenants, the certificate shall describe such non-compliance and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

               (b) The Company shall deliver to the Trustee, forthwith upon becoming aware, and in any event within 5 Business Days after the occurrence, of
(i) any Default or Event of Default or (ii) any event of default in respect of any Designated Senior Indebtedness, an Officers' Certificate specifying with particularity such event.

Section 5.8.   Compliance with Laws.

               The Company shall comply, and shall cause each of the Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except such as are being contested in good faith and by appropriate proceedings and except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and the Restricted Subsidiaries taken as a whole.

Section 5.9.   SEC Reports.

               The Company will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA (S) 314(a).

Section 5.10.  Waiver of Stay, Extension or Usury Laws.

               The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.11.  Limitation on Transactions with Affiliates.

               (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $5.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $10.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

               (b) The restrictions set forth in clause (a) shall not apply to
(i) fees and compensation and benefits paid to and indemnity provided on behalf of officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors (including, without limitation, any issuance of securities, grants of cash, securities, stock options or otherwise, pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company or the Board of Directors of the relevant Restricted Subsidiary); (ii) transactions exclusively between or among the Company and any of its Wholly Owned Restricted Subsidiaries or exclusively between or among such Wholly Owned Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture; (iii)
--------
any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; (iv) loans and advances to officers and employees or consultants of the Company or any of its Restricted Subsidiaries in the ordinary course of business not to exceed $1,000,000 at any time outstanding; and (v) Restricted Payments permitted by this Indenture.

Section 5.12.  Limitation on Incurrence of Additional Indebtedness.

               The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur) any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of
                              -----------------
Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any Subsidiary Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness), if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than (i) 2.25 to 1.0 if the date of such incurrence is on or prior to May 15, 2001 or (ii) 2.50 to 1.0 if the date of such incurrence is after May 15, 2001.

Section 5.13. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

               The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) this Indenture; (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (5) agreements (other than the Bank Facility) existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date or as amended in a manner that is not more disadvantageous to the Holders in any material respect than the agreement existing on the Issue Date; (6) the Bank Facility; provided, however, that,
                                                   --------  -------
except during a period when an event of default under the Bank Facility shall have occurred and be continuing, no such encumbrances or restrictions shall limit the ability of such Subsidiary to dividend, loan, advance or otherwise transfer funds to the Company in an amount required to pay when due the scheduled interest (including Additional Interest) and principal at maturity of the Securities; (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above; (8) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary; (9) secured Indebtedness otherwise permitted to be incurred pursuant to Section 5.12 and Section 5.14 that limit the right of the debtor to dispose of the assets securing such Indebtedness; (10) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; (11) any credit facility or similar agreement entered into in accordance with clause (xv) of the definition of "Permitted Indebtedness"; provided, however, that, except during a period when an event of default under
--------  -------
such credit facility shall have occurred and be continuing, no such encumbrances or restrictions shall limit the ability of any Foreign Subsidiary to dividend, loan, advance or otherwise transfer funds to the Company in an amount required to pay when due the scheduled interest (including Additional Interest) and principal at maturity of the Securities; (12) customary provisions in joint venture agreements; or (13) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4), (5), (6), (7), (8), (9), (10), (11) or (12)
above; provided, however, that the provisions relating to such encumbrance or
       --------  -------
restriction contained in any such Refinancing Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4), (5), (6), (7), (8), (9), (10), (11) or (12).

Section 5.14.  Limitation on Liens.

               The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Securities or any Guarantee, the Securities and the Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Securities and the Guarantees are equally and ratably secured, except for (A) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date; (B) Liens securing Senior Indebtedness and Liens securing Guarantor Senior Indebtedness; (C) Liens of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company; (D) Liens securing Refinancing Indebtedness incurred in accordance with the provisions of this Indenture which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture; provided, however, that such Liens (i) are no less favorable to the
           --------  -------
Holders and are no more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; (E) Liens securing Indebtedness incurred in accordance with clause (xv) of the definition of "Permitted Indebtedness" and (F) Permitted Liens.

Section 5.15.  Limitation on Change of Control.

          (a) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Securities pursuant to the offer described below (the "Change of Control
                                                       -----------------
Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of purchase (the "Change of Control Offer Price").

          (b) No later than 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Notice of an event giving rise to a Change of Control shall be given on the same date and in the same manner to all Holders. Such notice shall state:

              (1) that the Change of Control Offer is being made pursuant to this Section 5.15 and that all Securities tendered will be accepted for payment;

              (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");
      ------------------------------

              (3) that any Security not tendered will continue to accrue interest if interest is then accruing;

              (4) that, unless (i) the Company defaults in making payment therefor or (ii) such payment is prohibited pursuant to Article Four, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

              (5) that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

              (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than two Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his or her election to have such Security purchased;

              (7) that Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portions of the Securities surrendered; provided, that each Security purchased and each
                               --------
Security issued shall be in an original principal amount of $1,000 or integral multiples thereof;

                   (8) that each Change of Control Offer is required to remain open for at least 20 Business Days or such longer period as may be required by law and until 5:00 p.m. New York City time on the applicable Change of Control Payment Date; and

                   (9) the circumstances and relevant facts regarding such Change of Control.

               (c) On or before the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Securities so tendered and
(iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price (and the Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered; provided, that
                                                                 --------
each such new Security shall be in the principal amount of $1,000 or integral multiples thereof) unless such payment is prohibited pursuant to Article Four or otherwise. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 5.15, the Trustee shall act as the Paying Agent.

               (d) Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer, as provided above, if, in connection with any Change of Control, it had made an offer to purchase (an "Alternate Offer") any and all Securities validly tendered at a cash price equal to or higher than the Change of Control Offer Price and has purchased all Securities properly tendered in accordance with the terms of such Alternate Offer.

               (e) The Company must comply with Rule 14e-1 under the Exchange Act and other provisions of state and federal securities laws or regulations thereunder to the extent applicable in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 5.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 5.15 by virtue thereof.

Section 5.16.  Limitation on Asset Sales.

               (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary (excluding liabilities that are not subordinated to the Securities that have been assumed by a transferee of such assets to the extent that the applicable agreement releases or indemnifies the Company or such Restricted

Subsidiary from such liabilities), as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition or securities which are converted into cash or Cash Equivalents within 60 days; and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either (A) to prepay any Senior Indebtedness and, in the case of any Senior Indebtedness under any revolving credit facility, including the Bank Facility, effect a permanent reduction in the availability under such revolving credit facility, (B) to make an investment in or acquire properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used (including acquisitions of other businesses) in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"), or (C) a combination of prepayment and investment permitted by the foregoing clauses
(iii)(A) and (iii)(B). On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary, as the case may be, determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B) and
(iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses
(iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each a "Net Proceeds Offer Amount"), shall be applied by the Company or such Restricted Subsidiary, as the case may be, to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Securities issued under this
                 --- ----
Indenture equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at
                                                   --------  -------
any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 5.16. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this paragraph); provided, that in no event will the net
                                      --------
cash proceeds from an Asset Sale be subject to more than one Net Proceeds Offer.

          (b) In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 6.1, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this
Section 5.16, and shall comply with the provisions of this Section 5.16 with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 5.16.

          (c) Notwithstanding Sections 5.16(a) and (b), the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 75% of the consideration for such Asset Sale constitutes Replacement Assets and (ii) such Asset Sale is for fair market value; provided, that any consideration not
                                     --------
constituting Replacement Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of Sections 5.16(a) and (b).

          (d) Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders of such Securities within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer and shall state the following terms:

              (1) that the Net Proceeds Offer is being made pursuant to Section
5.16 of this Indenture and that all Securities tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Securities
         --------  -------
tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or multiples thereof shall be purchased);

              (2) the purchase price (including the amount of accrued interest) and the Net Proceeds Offer Payment Date;

              (3) that any Security not tendered will continue to accrue interest if interest is then accruing;

              (4) that, unless (i) the Company defaults in making payment therefor or (ii) such payment is prohibited pursuant to Article Four or otherwise, any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

              (5) that Holders electing to have a Security purchased pursuant to a Net Proceeds Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Net Proceeds Offer Payment Date;

              (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than two Business Days prior to the Net Proceeds Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his or her election to have such Security purchased;

                   (7) that Holders whose Securities were purchased only in part will be issued new securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided, however, that each Security
                                       --------  -------
purchased and each new Security issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

                   (8) that the Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

               (e) On or before the Net Proceeds Offer Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (d)(1) above, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Securities to be purchased and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price (and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided, that each such
                                                     --------
new Security shall be in the principal amount of $1,000 or integral multiples thereof) unless such payment is prohibited pursuant to Article Four or otherwise. The Company will publicly announce the results of the Net Proceeds Offer on or as soon as practicable after the Net Proceeds Offer Payment Date. For purposes of this Section 5.16, the Trustee shall act as the Paying Agent.

               (f) Any amounts remaining after the purchase of Securities pursuant to a Net Proceeds Offer shall be returned by the Trustee to the Company.

               (g) The Company must comply with Rule 14e-1 under the Exchange Act and other provisions of state and federal securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 5.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 5.16 by virtue thereof.

Section 5.17.  Prohibition on Incurrence of Senior Subordinated Debt.

               The Company will not incur or suffer to exist Indebtedness that is senior in right of payment to the Securities and subordinate in right of payment to any other Indebtedness of the Company. No Subsidiary Guarantor will incur or suffer to exist Indebtedness that is senior in right of payment to such Subsidiary Guarantor's Guarantee and subordinate in right of payment to any other Indebtedness of such Subsidiary Guarantor. Notwithstanding anything to the contrary contained herein, no Indebtedness incurred at any time under the Bank Facility (as such facility is in existence on the Issue Date) shall be considered subordinate in right of payment to any other Indebtedness incurred under the Bank Facility (as such facility is in existence on the Issue Date).

Section 5.18.  Limitation on Designations of Unrestricted Subsidiaries.

          (a)     The Company may designate any Subsidiary of the Company
(other than a Subsidiary of the Company which owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary) as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

                  (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

                  (ii) the Company would be permitted under this Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the sum of (i) fair market value of the Capital Stock of such Subsidiary owned by the Company and the Restricted Subsidiaries on such date and (ii) the aggregate amount of other Investments of the Company and the Restricted Subsidiaries in such Subsidiary on such date; and

                  (iii) the Company would be permitted to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to
     Section 5.12 at the time of Designation (assuming the effectiveness of such Designation).

          In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section
5.3 for all purposes of this Indenture in the Designation Amount. The Company shall not, and shall not permit any Restricted Subsidiary to, at any time (x) provide direct or indirect credit support for or a guarantee of any Indebtedness of any Unrestricted Subsidiary (including a guarantee of any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable with respect to any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable with respect to any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except, in the case of clause (x) or (y), to the extent permitted under Section 5.3.

          (b) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation"), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if:

                  (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

                  (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture.

               All Designations and Revocations must be evidenced by Board Resolution of the Company certifying compliance with the foregoing provisions which shall be filed with the Trustee.

Section 5.19.  Conduct of Business.

               The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar or related or incidental to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

Section 5.20.  Additional Subsidiary Guarantees.

               If the Company or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Restricted Subsidiary (other than a Foreign Subsidiary, unless the Company elects to have a Foreign Subsidiary issue a Guarantee) that is not a Subsidiary Guarantor, or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in a Restricted Subsidiary (other than a Foreign Subsidiary, unless the Company elects to have a Foreign Subsidiary issue a Guarantee) having total assets with a book value in excess of $500,000, then such transferee or acquired or other Restricted Subsidiary shall (i) promptly execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Securities and this Indenture on the terms set forth in this Indenture and (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of this Indenture.

                                  ARTICLE VI.

                             SUCCESSOR CORPORATION

Section 6.1.   Limitations on Mergers and Certain Other Transactions.

               (a) The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

                   (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the

     Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and
                    ----------------
     validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Securities and the performance of every covenant of the Securities, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

               (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 5.12;

               (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

               (iv) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

          (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company (other than to the Company or another Restricted Subsidiary) the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          (c) Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 5.16) will not, and the Company will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Subsidiary Guarantor unless the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that: (i) the entity formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) such entity, if not already a Subsidiary Guarantor, assumes by supplemental indenture all of the obligations of the Subsidiary Guarantor under this Indenture; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the
                        --- -----
provisions of clause (a)(ii) of this Section 6.1. Any merger or consolidation of a Subsidiary Guarantor with and into the Company (with the Company being the Surviving Entity) or another Subsidiary Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need only comply with clause (a)(iv).

Section 6.2.  Successor Corporation Substituted.

              Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 6.1, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such surviving entity had been named as such.

                                 ARTICLE VII.

                             DEFAULT AND REMEDIES

Section 7.1.  Events of Default.

              Each of the following events constitutes an "Event of Default":

                  (i) the failure to pay interest on any Securities when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by Article Four or Article Twelve);

                  (ii) the failure to pay the principal on any Securities, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Securities tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by Article Four or Article Twelve);

                  (iii) a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Securities (except in the case of a failure to comply with Section 6.1, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

               (iv) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $10.0 million or more at any time;

               (v) one or more judgments in an aggregate amount in excess of $10.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

               (vi) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law: (a) commences a voluntary case or proceeding; (b) consents to the entry of an order for relief against it in an involuntary case or proceeding; (c) consents to the appointment of a Custodian of it or for all or substantially all of its property; (d) makes a general assignment for the benefit of its creditors; or (e) generally is not paying its debts as they become due;

               (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case or proceeding; (b) appoints a Custodian of the Company or any of its Significant Subsidiaries, or for all or any substantial part of their respective properties; or (c) orders the liquidation of the Company or any of its Significant Subsidiaries, and in each case the order or decree remains unstayed and in effect for 60 days;

               (viii) any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid or any of the Subsidiary Guarantors denies in writing its liability under its Guarantee (other than by reason of release of a Subsidiary Guarantor in accordance with the terms of this Indenture).

Section 7.2.  Acceleration.

              (a) Subject to Sections 4.2(b) and 12.2(c), if an Event of Default (other than an Event of Default specified in clauses (vi) or (vii) of Section
7.1 with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Securities may declare the principal of and accrued interest on all the Securities to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable.
--------------------
If an Event of Default specified in clauses (vi) or (vii) of Section 7.1 with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Securities shall ipso facto become and be
                                                    ---- -----
immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

              (b) At any time after a declaration of acceleration with respect to the Securities as described in Section 7.2(a), the Holders of a majority in principal amount of the Securities may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid,
(iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clauses (vi) or (vii) of Section 7.1, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

              (c) The Holders of a majority in principal amount of the Securities may waive any existing Default or Event of Default under this Indenture, and its consequences, except a default in the payment of the principal of or interest on any Securities.

              (d) Holders of the Securities may not enforce this Indenture or the Securities except as provided in this Indenture and under the TIA. Subject to the provisions of Article Eight, the Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of Section 7.5 and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

              (e) The Company is required to provide an Officers' Certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided, that such officers shall provide such certification
                  --------
at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

Section 7.3.  Other Remedies.

              If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

              The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 7.4.  Waiver of Past Defaults.

              Subject to Sections 7.7 and 10.2, the Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clauses (i) and (ii) of Section 7.1 (other than any such Default arising solely by reason of acceleration of the Securities). When a Default or Event of Default is waived, it is cured and ceases.

Section 7.5.  Control by Majority.

              Subject to Section 2.9, the Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 7.3. Subject to Section 8.1, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided,
                                                               --------
however, that the Trustee may take any other action deemed proper by the Trustee
-------
which is not inconsistent with such direction.

Section 7.6.  Limitation on Suits.

              A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

              (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

              (2) the Holder or Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

              (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

              (4) the Trustee does not comply with the request within 25 days after receipt of the request and the offer of indemnity; and

              (5) during such 25-day period the Holder or Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

              A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

Section 7.7.  Rights of Holders To Receive Payment.

              Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 7.8.  Collection Suit by Trustee.

              If an Event of Default in payment of principal or interest specified in clause (i) or (ii) of Section 7.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 7.9.  Trustee May File Proofs of Claim.

              Subject to Sections 4.9 and 12.9, the Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Securities, any of their respective creditors or any of their respective property and shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter and to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 8.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee may enforce claims on behalf of Holders without possession of such Holders' Securities.

Section 7.10.  Priorities.

               If the Trustee collects any money pursuant to this Article Seven, it shall pay out the money in the following order:

               First:  to the Trustee for amounts due under Section 8.7;

               Second: subject to Article Four and Article Twelve, to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

               Third: subject to Article Four and Article Twelve, to Holders for principal amounts due and unpaid on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal; and

               Fourth: subject to Article Four and Article Twelve, to the Company or the Subsidiary Guarantors, as their respective interests may appear.

               The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 7.10.

Section 7.11.  Rights and Remedies Cumulative.

               No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.12.  Delay or Omission Not Waiver.

               No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Seven or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 7.13.  Undertaking for Costs.

               In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.13 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.7, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.

                                 ARTICLE VIII.

                                    TRUSTEE

               The Company hereby appoints and employs the Trustee and the Trustee hereby accepts the express trust imposed upon it by this Indenture and covenants and agrees to perform the same, subject to the conditions and terms hereof.

Section 8.1.  Duties of Trustee.

              (a) If an Event of Default of which a Trust Officer of the Trustee is actually aware has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

              (b) Except during the continuance of an Event of Default of which the Trust Officer of the Trustee is actually aware:

                  (1) The Trustee need undertake to perform only those duties as are expressly and specifically set forth in this Indenture and no covenants or obligations whatsoever shall be implied in this Indenture against the Trustee.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but shall not be obligated to verify the contents thereof.

              (c) The Trustee shall have no liability except for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph (b) of this Section 8.1.

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.5.

              (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

              (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 8.1.

              (f) The Trustee shall not be liable for interest on any assets received by it. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

Section 8.2.  Rights of Trustee.

              Subject to Section 8.1:

              (a) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person, including, without limitation, any Person purporting to be a holder of Senior Indebtedness or a Representative. The Trustee need not investigate any fact or matter stated in the document or the status of any such Person delivering such document.

              (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require in addition to the receipt of written direction(s) from the Company accompanied by an Officers' Certificate or an Opinion of Counsel, which opinion or certificate shall conform to Sections 13.4 and 13.5 of this Indenture. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

              (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

              (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

              (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit; provided, however, that in so doing the Trustee shall not be deemed to
         --------  -------
undertake any liability or additional duty hereunder.

              (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the

Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Section 8.3.  Individual Rights of Trustee.

              The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 8.10 and 8.11.

Section 8.4.  Trustee's Disclaimer.

              The Trustee makes no representation or warranty and shall have no liability whatsoever as to and for the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities or in any other document used in connection with the sale of the Securities other than the Trustee's certificate of authentication.

Section 8.5.  Notice of Default.

              If a Default or an Event of Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after such Default or Event of Default occurs; provided, however, that, except
                                               --------  -------
in the case of a Default or Event of Default in the payment of the principal of or interest on any Security, including the failure to make payment on a Change of Control Payment Date pursuant to a Change of Control Offer or payment when due pursuant to a Net Proceeds Offer, the Trustee may withhold such notice if it in good faith determines that withholding such notice is in the interest of the Holders.

Section 8.6.  Reports by Trustee to Holders.

              Within 60 days after each April 30 beginning with the first April 30 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA (S) 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such April 30 that complies with TIA (S) 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

              A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the Commission and each stock exchange, if any, on which the Securities are listed.

              The Company shall notify the Trustee in writing if the Securities become listed on any stock exchange.

Section 8.7.  Compensation and Indemnity.

              The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

              The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability incurred by it except for such actions to the extent caused by any negligence or willful misconduct on its part, arising out of or in connection with the administration of this trust, including the costs and expenses of enforcing this Indenture against the Company (including Section 8.7) and its rights or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, however, that the
                                                  --------  -------
Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld or delayed. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

              To secure the Company's payment obligations in this Section 8.7, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of or interest on particular Securities.

              When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.1(vi) or (vii) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 8.8.  Replacement of Trustee.

              The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee and appoint a successor trustee with the Company's consent, by so notifying the Company and the Trustee. The Company may remove the Trustee if:

              (1) the Trustee fails to comply with Section 8.10;

              (2) the Trustee is adjudged a bankrupt or an insolvent;

              (3) a receiver or other public officer takes charge of the Trustee or its property; or

              (4) the Trustee becomes incapable of acting.

              If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

              A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 8.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

              If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

              If the Trustee fails to comply with Section 8.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

              Notwithstanding replacement of the Trustee pursuant to this
Section 8.8, the Company's obligations under Section 8.7 shall continue for the benefit of the retiring Trustee.

Section 8.9.  Successor Trustee by Merger, Etc.

              If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

Section 8.10.  Eligibility; Disqualification.

               This Indenture shall always have a Trustee who satisfies the requirement of TIA (S)(S) 310(a)(1) and 310(a)(5). The Trustee shall have (or in the case of a corporation trust company included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA (S) 310(b); provided, however, that there shall be excluded from the operation of TIA (S)
--------  -------
310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Section 8.11.  Preferential Collection of Claims Against Company.

               The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE IX.

                    SATISFACTION AND DISCHARGE OF INDENTURE

Section 9.1.  Termination of the Company's Obligations.

              The Company may terminate its obligations under the Securities and this Indenture, and the obligations of any Subsidiary Guarantor shall terminate, except those obligations referred to in the penultimate paragraph of this
Section 9.1, if

              (1) either (a) all Securities theretofore authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or paid or Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 9.4) have been delivered to the Trustee for cancellation, or (b) all Securities not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Securities to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

              (2) the Company has paid all other sums payable by it hereunder;
and

              (3) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's and any Subsidiary Guarantor's obligations under the Securities and this Indenture have been complied with.

              Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.5, 2.6, 2.7, 2.8, 5.1, 5.2 and 8.7 and any Subsidiary Guarantor's obligations in respect thereof shall survive until the Securities are no longer outstanding pursuant to the last paragraph of Section 2.8. After the Securities are no longer outstanding, the Company's obligations in Sections 8.7, 9.4 and
9.5 any Subsidiary Guarantor's obligations in respect thereof shall survive.

              After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's and any Subsidiary Guarantor's obligations under the Securities and this Indenture except for those surviving obligations specified above.

Section 9.2.  Legal Defeasance and Covenant Defeasance.

              (a) The Company may, at its option, and at any time, with respect to the Securities, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

              (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company and any Subsidiary Guarantor shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, legal defeasance
                         ----------------
means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in (i) and
(ii) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Securities and the Guarantees and any amounts deposited under paragraph (d) below shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness under Article Four or Article Twelve or otherwise, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Securities when such payments are due, (ii) the Company's obligations with respect to such Securities under Sections 2.6, 2.7, 2.10 and 5.2, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (iv) this
Section 9.2 and Section 9.5. Subject to compliance with this Section 9.2, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities.

              (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article Four and Article Six and in Sections 5.3, 5.5 through 5.9 and 5.11 through 5.20 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall
                             -------------------
thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder and Holders of the Securities and the Guarantees and any amounts deposited under paragraph (d) below shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness under Article Four or Article Twelve or otherwise. For this purpose, covenant defeasance means that, with respect to the outstanding Securities, the Company and any Subsidiary Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant listed above, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under

Section 7.1(iii), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

          (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities:

              (i) the Company must have irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 8.10 who shall agree to comply with the provisions of this Section 9.2 applicable to it) in trust, for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Securities on the Maturity Date or Redemption Date, as the case may be;

              (ii) in the case of legal defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

              (iii) in the case of covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

              (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clauses (vi) or (vii) of Section 7.1 are concerned, at any time in the period ending on the 91st day after the date of deposit;

              (v) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

              (vi) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

              (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the legal defeasance or the covenant defeasance have been complied with; and

              (viii) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

          Notwithstanding the foregoing, the Opinion of Counsel required by clause (ii) above with respect to a legal defeasance need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable on the maturity date within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of a notice of redemption by the Trustee in the name, and at the expense, of the Company.

          (e) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph (e), the "Trustee") pursuant to paragraph (d)
                                         -------
above in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Affiliate of the Company), to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities. The Company's obligations to pay and indemnify the Trustee as set forth in this paragraph shall survive the termination of this Indenture and the Securities.

          Anything in this Section 9.2 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any money or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

Section 9.3.  Application of Trust Money.

              The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Sections 9.1 and 9.2, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Securities.

Section 9.4.  Repayment to the Company or Subsidiary Guarantors.

              Subject to Sections 8.7, 9.1 and 9.2, the Trustee shall promptly pay to the Company, or if deposited with the Trustee by any Subsidiary Guarantor, to such Subsidiary Guarantor, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Section 9.2, held by it at any time. The Trustee and the Paying Agent shall pay to the Company or any Subsidiary Guarantor, as the case may be, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Holders is required; provided, however, that the Trustee and the Paying Agent before being required
--------  -------
to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company or any Subsidiary Guarantor, as the case may be, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

Section 9.5.  Reinstatement.

              If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company's and each Subsidiary Guarantor's, if any, obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided, however, that if the
                                               --------  -------
Company or the Subsidiary Guarantors, as the case may be, has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company or the Subsidiary Guarantors, as the case may be, shall be subrogated to the rights of the holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE X.

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 10.1.  Without Consent of Holders.

               The Company and the Subsidiary Guarantors, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Securities without notice to or consent of any Holder:

               (1) to cure any ambiguity, defect or inconsistency, so long as such change does not adversely affect the rights of any of the Holders in any material respect; and

               (2)  to comply with Article Six.

Section 10.2.  With Consent of Holders.

               Subject to Section 7.7, the Company and each Subsidiary Guarantor, when authorized by a Board Resolution, the Trustee and the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding, may amend or supplement (or waive compliance with any provision of) this Indenture, the Securities or any Guarantee without any notice to any other Holder, except that without the consent of each Holder of the Securities affected, no such amendment, supplement or waiver may:

               (1) reduce the amount of the Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture, the Securities or the Guarantees;

               (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Securities;

               (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Securities, or change the date on which any Securities may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

               (4) make any Securities payable in money other than that stated in the Securities;

               (5) make any changes in the provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Securities on or after the due date thereof or to bring suit to enforce such payment, or permitting the Holders of a majority in principal amount of the Securities to waive Defaults or Events of Default;

               (6) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

               (7) modify or change any of the subordination provision of this Indenture or the related definitions in a manner that would adversely affect the Holders; or

               (8) release all of the Subsidiary Guarantors at any one time from all of their obligations under the Guarantees otherwise than in accordance with the terms of this Indenture.

               It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

               After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

               In connection with any amendment, supplement or waiver under this Article Ten, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

Section 10.3.  Compliance with TIA.

               From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

Section 10.4.  Revocation and Effect of Consents.

               Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his or her Security or portion of his or her Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

               The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

               After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in Section 10.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided, however, that any such waiver shall not impair or affect the
          --------  -------
right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 10.5.  Notation on or Exchange of Securities.

               If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 10.6.  Trustee To Sign Amendments, Etc.

               The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Ten; provided, however, that the Trustee
                                         --------  -------
may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Ten is authorized or permitted by this Indenture.

                                  ARTICLE XI.

                                   GUARANTEE

Section 11.1.  Unconditional Guarantee.

               Each Subsidiary Guarantor hereby unconditionally guarantees (such guarantee to be referred to herein as the "Guarantee"), on a senior subordinated
                                           ---------
basis, jointly and severally, subject to Article Twelve, to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Securities or the obligations of the Company hereunder or thereunder, that: (i) the principal of and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Securities and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Securities or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section
11.5. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Seven for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Seven, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Guarantee.

Section 11.2.  Subordination of Guarantee.

               The obligations of each Subsidiary Guarantor to the Holders of Securities pursuant to the Guarantee and this Indenture are expressly subordinate and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness of such Subsidiary Guarantor, to the extent and in the manner provided in Article Twelve.

Section 11.3.  Severability.

               In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.4.  Release of a Subsidiary Guarantor.

               Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary Guarantor (or all or substantially all its assets) to an entity which is not a Subsidiary of the Company and which sale or disposition is otherwise in compliance with the terms of this Indenture (including, without limitation, Sections 5.16 and 6.1), such Subsidiary Guarantor shall be deemed released from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder; provided, however, that any such termination
                                   --------  -------
shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, such Indebtedness of the Company shall also terminate upon such release, sale or transfer.

          The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 11.4. Any Subsidiary Guarantor not so released remains liable for the full amount of principal of and interest on, and all other obligations under, the Securities as provided in this Article Eleven.

Section 11.5.  Limitation of Subsidiary Guarantor's Liability.

          Each Subsidiary Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, but not limited to, the Guarantor Senior Indebtedness of such Subsidiary Guarantor) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to Section 11.7, result in the obligations of such Subsidiary Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance under federal or state law.

Section 11.6.  Subsidiary Guarantors May Consolidate, etc., on Certain Terms.

               (a) Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety, to the Company or another Subsidiary Guarantor. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Subsidiary Guarantor shall no longer have any force or effect.

               (b) Except as set forth in Article Five and Article Six hereof, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into a corporation or corporations other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor); provided, however, that,
                                                  --------  -------
subject to Sections 11.4 and 11.6(a), (i) immediately after such transaction, and giving effect thereto, no Default or Event of Default shall have occurred as a result of such transaction and be continuing, and (ii) upon any such consolidation, merger, sale or conveyance, the Guarantee set forth in this Article Eleven, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor, shall be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving corporation in the merger), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which the Subsidiary Guarantor shall have merged, or by the corporation that shall have acquired such property. In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor; provided, however, that solely for purposes of computing
                        --------  -------
amounts described in subclause (c) of Section 5.3(a), any such successor corporation shall only be deemed to have succeeded to and be substituted for any Subsidiary Guarantor with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

Section 11.7.  Contribution.

               In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be
 -----------------
entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Subsidiary Guarantor's obligations with respect to the Guarantee. "Adjusted Net Assets" with respect to the Guarantee of such
            -------------------
Subsidiary Guarantor at any date shall mean the lesser of the amount by which
(x) the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date (other than liabilities of such Subsidiary Guarantor under Indebtedness which is subordinated to such Guarantee)), but excluding liabilities under the Guarantee, of such Subsidiary Guarantor at such date and (y) the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date (other than liabilities of such Subsidiary Guarantor under Indebtedness which is subordinated to such Guarantee) and after giving effect to any collection from any Subsidiary of such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee of such Subsidiary Guarantor, as they become absolute and matured.

Section 11.8.  Waiver of Subrogation.

               Each Subsidiary Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's obligations under the Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall, subject to the provisions of Section 11.2, Article Four and Article Twelve, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section
11.8 is knowingly made in contemplation of such benefits.

Section 11.9.  Waiver of Stay, Extension or Usury Laws.

               Each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Subsidiary Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each such Subsidiary Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                 ARTICLE XII.

                     SUBORDINATION OF GUARANTEE OBLIGATIONS

Section 12.1.  Guarantee Obligations Subordinated to Guarantor Senior
               Indebtedness.

               Anything herein to the contrary notwithstanding, each of the Subsidiary Guarantors, for itself and its successors, and each Holder, by his or her acceptance of Guarantees, agrees that the payment of all Obligations owing to the Holders in respect of its Guarantee (collectively, as to any Subsidiary Guarantor, its "Guarantee Obligations") is subordinated, to the extent and in
                ---------------------
the manner provided in this Article Twelve, to the prior payment in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Indebtedness, of all Obligations on Guarantor

Senior Indebtedness of such Subsidiary Guarantor, including without limitation, the Subsidiary Guarantors' obligations under the Bank Facility.

               This Article Twelve shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Guarantor Senior Indebtedness, and such provisions are made for the benefit of the holders of Guarantor Senior Indebtedness and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

Section 12.2. Suspension of Guarantee Obligations When Guarantor Senior Indebtedness in Default.

               (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal or interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Designated Senior Indebtedness of a Subsidiary Guarantor or guaranteed by a Subsidiary Guarantor (which Designated Senior Indebtedness or guarantee, as the case may be, constitutes Guarantor Senior Indebtedness of such Subsidiary Guarantor), no payment of any kind or character shall be made by or on behalf of the Company or any other Person on its or their behalf with respect to any Obligations on the Securities or to acquire any of the Securities for cash or property or otherwise. In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Indebtedness of a Subsidiary Guarantor, as such event of default is defined in the instrument creating or evidencing such Designated Senior Indebtedness, permitting the holders of such Designated Senior Indebtedness then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Indebtedness gives a Default Notice, then, unless and until all events of default with respect to such Designated Senior Indebtedness have been cured (if capable of being cured) or waived in writing or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Indebtedness terminating the Blockage Period, during the Blockage Period, neither the Company nor any other Person on its behalf shall (x) make any payment of any kind or character with respects to any Obligations on the Securities or (y) acquire any of the Securities for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 179 days from the date the payment on the Securities was due and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Indebtedness shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Indebtedness whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period, that in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

          (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 12.2(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Indebtedness (pro rata to such holders on the basis of the respective amount of Guarantor Senior Indebtedness held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Guarantor Senior Indebtedness, if any, received from the holders of Guarantor Senior Indebtedness (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Guarantor Senior Indebtedness.

          (c) Nothing contained in this Article Twelve shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Section 7.2 or to pursue any rights or remedies hereunder; provided, however, that so long as any Indebtedness
                    --------  -------
permitted to be incurred under this Indenture pursuant to the Bank Facility shall be outstanding, no such acceleration shall be effective until the earlier of (i) acceleration of any such Indebtedness under the Bank Facility or (ii) five business days after giving notice to the Representative under the Bank Facility of such acceleration, and all Guarantor Senior Indebtedness thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Securities.

Section 12.3. Guarantee Obligations Subordinated to Prior Payment of All Guarantor Senior Indebtedness on Dissolution, Liquidation or Reorganization of Such Subsidiary Guarantor.

               (a) Upon any payment or distribution of assets of any Subsidiary Guarantor of any kind or character, whether in cash, property or securities to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of such Subsidiary Guarantor, whether voluntary or involuntary, or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to any Subsidiary Guarantor or its property, whether voluntary or involuntary, but excluding any liquidation or dissolution of a Subsidiary Guarantor into the Company or into another Subsidiary Guarantor:

               (i) the holders of all Guarantor Senior Indebtedness of such Subsidiary Guarantor shall first be entitled to receive payments in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Indebtedness, of all amounts payable under Guarantor Senior Indebtedness before the Holders will be entitled to receive any payment or distribution of any kind or character on account of the Guarantee of such Subsidiary Guarantor, and until all Obligations with respect to the Guarantor Senior Indebtedness are paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Indebtedness, any distribution to which the Holders would be entitled shall be made to the holders of Guarantor Senior Indebtedness of such Subsidiary Guarantor;

               (ii) any payment or distribution of assets of such Subsidiary Guarantor of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this Article Twelve shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution, directly to the holders of Guarantor Senior Indebtedness of such Subsidiary Guarantor or their Representatives, ratably according to the respective amounts of such Guarantor Senior Indebtedness remaining unpaid held or represented by each, until all such Guarantor Senior Indebtedness remaining unpaid shall have been paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Indebtedness, after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Indebtedness; and

               (iii) in the event that, notwithstanding the foregoing, any payment or distribution of assets of such Subsidiary Guarantor of any kind or character, whether such payment shall be in cash, property or securities, and such Subsidiary Guarantor shall have made payment to the Trustee or directly to the Holders or any Paying Agent in respect of payment of the Guarantees before all Guarantor Senior Indebtedness of such Subsidiary Guarantor is paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Indebtedness, such payment or distribution (subject to the provisions of Sections 12.6 and 12.7) shall be received, segregated from other funds, and held in trust by the Trustee or such Holder or Paying Agent for the benefit of, and shall immediately be paid over by the Trustee (if the notice required by Section 12.6 has been received by the Trustee) or by the Holder to, the holders of such Guarantor Senior Indebtedness or their Representatives, ratably according to the respective amounts of such Guarantor Senior Indebtedness held or represented by each, until all such Guarantor Senior Indebtedness remaining unpaid shall have been paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Indebtedness, after giving effect to any concurrent payment or distribution to the holders of Guarantor Senior Indebtedness.

               (b) Each Subsidiary Guarantor shall give prompt notice to the Trustee prior to any dissolution, winding-up, total or partial liquidation or total or reorganization (including, without limitation, in bankruptcy, insolvency, or receivership proceedings or upon any assignment for the benefit of creditors or any other marshaling of such Subsidiary Guarantor's assets and liabilities).

               (c) To the extent any payment of Guarantor Senior Indebtedness (whether by or on behalf of a Subsidiary Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, than, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Guarantor Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment has not occurred.

Section 12.4. Holders of Guarantee Obligations To Be Subrogated to Rights of Holders of Guarantor Senior Indebtedness.

               (a) Subject to the payment in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Indebtedness, of all Guarantor Senior Indebtedness, the Holders of Guarantee Obligations of a Subsidiary Guarantor shall be subrogated to the rights of the holders of Guarantor Senior Indebtedness of such Subsidiary Guarantor to receive payments or distributions of assets of such Subsidiary Guarantor applicable to such Guarantor Senior Indebtedness until all amounts owing on or in respect of the Guarantee Obligations shall be paid in full in cash or Cash Equivalents, and for the purpose of such subrogation no payments or distributions to the holders of such Guarantor Senior Indebtedness by or on behalf of such Subsidiary Guarantor, or by or on behalf of the Holders by virtue of this Article Twelve, which otherwise would have been made to the Holders shall, as between such Subsidiary Guarantor and the Holders, be deemed to be payment by such Subsidiary Guarantor to or on account of such Guarantor Senior Indebtedness, it being understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Guarantor Senior Indebtedness, on the other hand.

               (b) If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Twelve shall have been applied, pursuant to the provisions of this Article Twelve, to the payment of all amounts payable under such Guarantor Senior Indebtedness, then the Holders shall be entitled to receive from the holders of such Guarantor Senior Indebtedness any such payments or distributions received by such holders of such Guarantor Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Guarantor Senior Indebtedness in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Indebtedness.

               (c) Each Holder by purchasing or accepting a Security waives any and all notice of the creation, modification, renewal, extension or accrual of any Guarantor Senior Indebtedness of the Subsidiary Guarantors and notice of or proof of reliance by any holder or owner of Guarantor Senior Indebtedness of the Subsidiary Guarantors upon this Article Twelve and the Guarantor Senior Indebtedness of the Subsidiary Guarantors shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Article Twelve, and all dealings between the Subsidiary Guarantors and the holders and owners of the Guarantor Senior Indebtedness of the Subsidiary Guarantors shall be deemed to have been consummated in reliance upon this Article Twelve.

Section 12.5.  Obligations of the Subsidiary Guarantors Unconditional.

               (a) Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Guarantees is intended to or shall impair, as between the Subsidiary Guarantors and the Holders, the obligation of the Subsidiary Guarantors, which is absolute and unconditional, to pay to the Holders all amounts due and payable under the Guarantees as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Subsidiary Guarantors other than the holders of the Guarantor Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve, of the holders of Guarantor Senior Indebtedness in respect of cash, property or securities of the Subsidiary Guarantors received upon the exercise of any such remedy. Upon any payment or distribution of assets of any Subsidiary Guarantor referred to in this Article Twelve, the Trustee, subject to the provisions of Sections 8.1 and 8.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any liquidation, dissolution, winding-up or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee or agent or other Person making any payment or distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Guarantor Senior Indebtedness and other Indebtedness of any Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve. Nothing in this Article Twelve shall apply to the claims of, or payments to, the Trustee under or pursuant to
Section 8.7. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Guarantor Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Guarantor Senior Indebtedness or a trustee or Representative on be half of any such holder.

               (b) In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 12.6. Trustee Entitled To Assume Payments Not Prohibited in Absence of Notice.

               The Trustee shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee or any Paying Agent shall have received notice thereof from the Company or any Subsidiary Guarantor or from one or more holders of Guarantor Senior Indebtedness or from any Representative therefore and, prior to the receipt of any such notice, the Trustee, subject to the provisions of Sections 8.1 and 8.2, shall be entitled in all respects conclusively to assume (in the absence of actual knowledge to the contrary) that no such fact exists.

Section 12.7.  Application by Trustee of Assets Deposited with It.

               U.S. Legal Tender or U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Sections 9.1 and 9.2 shall be for the sole benefit of Holders of the Securities and, to the extent allocated for the payment of Securities, shall not be subject to the subordination provisions of this Article Twelve or Article Four. Otherwise, any deposit of assets or securities by or on behalf of a Subsidiary Guarantor with the Trustee or any Paying Agent (whether or not in trust) for payment of the Guarantees shal l be subject to the provisional signs of this Article Twelve; provided, however, that if prior to the second Business Day preceding the date
--------  -------
on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of either principal of or interest on any Security) the Trustee or such Paying Agent shall not have received with respect to such assets the notice provided for in Section 12.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary received by it on or after such date. The foregoing shall not apply to the Paying Agent if the Company or any Subsidiary or Affiliate of the Company is acting as Paying Agent. Nothing contained in this Section 12.7 shall limit the right of the holders of Guarantor Senior Indebtedness to recover payments as contemplated by this Article Twelve.

Section 12.8.  No Waiver of Subordination Provisions.

               (a) No right of any present or future holder of any Guarantor Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Subsidiary Guarantor or by any act or failure to act, by any such holder, or by any non-compliance by any Subsidiary Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

               (b) Without limiting the generality of subsection (a) of this
Section 12.8, the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Securities to the holders of Guarantor Senior Indebtedness, do any one or more of the following: (1) change the manner, place, terms or time of payment of, or renew or alter, Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding or otherwise amend, renew, exchange, restate, modify or supplement in any manner Guarantor Senior Indebtedness or any instrument evidencing or guaranteeing Guarantor Senior Indebtedness or securing the same or any agreement under which Guarantor Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Indebtedness; (3) settle or compromise any Guarantor Senior Indebtedness release any Person liable in any manner for the collection or payment of Guarantor Senior Indebtedness; and (4) exercise or delay in or refrain from exercising any rights against the Subsidiary Guarantors and any other Person, fail to take or to record or otherwise perfect, for any reason or for no reason, any lien or security interest securing Guarantor Senior Indebtedness, elect any remedy or otherwise deal freely with the Company.

Section 12.9. Holders Authorize Trustee To Effectuate Subordination of Guarantee Obligations.

               Each Holder of the Guarantee Obligations by its acceptance thereof authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effect the subordination provisions contained in this Article Twelve, and appoints the Trustee its attorney-in-fact for such purpose, including, in the event of any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of any Subsidiary Guarantor tending towards liquidation or reorganization of the business and assets of any Subsidiary Guarantor, the immediate filing of a claim for the unpaid balance under its or his Guarantee Obligations in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then any of the other holders of the Guarantor Senior Indebtedness or their Representative is hereby authorized, to file an appropriate claim for and on behalf of the Holders of said Guarantee Obligations. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Guarantor Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any holder of Guarantee Obligations any plan of reorganization, arrangement, adjustment or composition affecting the Guarantee Obligations or the rights of any Holder thereof, or to authorize the Trustee or the holders of Guarantor Senior Indebtedness or their Representative to vote in respect of the claim of any holder of Guarantee Obligations in any such proceeding.

Section 12.10. Right of Trustee To Hold Guarantor Senior Indebtedness.

               The Trustee shall be entitled to all of the rights set forth in this Article Twelve in respect of any Guarantor Senior Indebtedness at any time held by it to the same extent as any other holder of Guarantor Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

Section 12.11. No Suspension of Remedies.

               (a) The failure to make a payment in respect of the Guarantees by reason of any provision of this Article Twelve shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 7.1.

               (b) Except as the effectiveness of acceleration is limited by
Section 12.2(c), nothing contained in this Article Twelve shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article Seven or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Twelve of the holders, from time to time, of Guarantor Senior Indebtedness.

Section 12.12. No Fiduciary Duty of Trustee to Holders of Guarantor Senior
               Indebtedness.

               The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness, and it undertakes to perform or observe such of its covenants and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the Guarantor Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be liable to any such holders (other than for its willful misconduct or gross negligence) if it shall pay over or deliver to the holders of Guarantee Obligations or the Guarantors or any other Person, money or assets in compliance with the terms of this Indenture. Nothing in this
Section 12.12 shall affect the obligation of any Person other than the Trustee to hold such payment for the benefit of, and to pay such payment over to, the holders of Guarantor Senior Indebtedness or their Representative.

                                 ARTICLE XIII.

                                 MISCELLANEOUS

Section 13.1.  TIA Controls.

               If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the TIA shall control.

Section 13.2.  Notices.

               Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:


               if to the Company or any Subsidiary Guarantor:


               Rental Service Corporation
               6929 E. Greenway Park
               Suite 200
               Scottsdale, Arizona 85254
               Attention:  Chief Executive Officer,
                           Chief Financial Officer and
                           Manager of Financial Reporting


               with a copy to:

               Latham & Watkins
               633 W. Fifth Street
               Suite 4000
               Los Angeles, California 90071
               Attention:   Elizabeth Blendell
               if to the Trustee:

               Norwest Bank Minnesota, N.A.
               6th and Marquette
               Minneapolis, Minnesota 55479-0069
               Attention: Corporate Trust Administration

               Each of the Company, the Trustee and the Subsidiary Guarantors by written notice to each other such person may designate additional or different addresses for notices to such person. Any notice or communication to the Company, the Trustee and the Subsidiary Guarantors shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that any notice or communication to the Trustee or a notice of change of address shall not be deemed to have been given until actually received by the Trustee or the addressee, as applicable).

               Any notice or communication mailed to a Holder shall be mailed to him or her by first class mail or other equivalent means at his or her address as it appears on the registration books of the Registrar and shall be sufficiently given to him or her if so mailed within the time prescribed.

               Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 13.3.  Communications by Holders with Other Holders.

               Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Subsidiary Guarantors, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

Section 13.4.  Certificate and Opinion as to Conditions Precedent.

               Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company, upon request, shall furnish to the Trustee:

               (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 13.5.  Statements Required in Certificate or Opinion.

               Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 5.7, shall include:

               (1) a statement that the person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however,
                                                           --------  -------
that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

Section 13.6.  Rules by Trustee, Paying Agent, Registrar.

               The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

Section 13.7.  Legal Holidays.

               A "Legal Holiday" used with respect to a particular place of
                  -------------
payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York, in the city in which the principal corporate trust office of the Trustee is located or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 13.8.  Governing Law.

               THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture.

Section 13.9.  No Adverse Interpretation of Other Agreements.

               This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10. No Recourse Against Others.

               No director, officer, employee, stockholder or incorporator of the Company or its Subsidiaries, as such, shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

Section 13.11. Successors.

               All agreements of the Company and each Subsidiary Guarantor in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

Section 13.12. Duplicate Originals.

               All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

Section 13.13. Headings and Table of Contents.

               The headings and table of contents contained in this Indenture are for reference purposes only and shall not affect in any way the meaning or interpretation of this Indenture.

Section 13.14. Severability.

               In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions shall be enforceable to the full extent permitted by law.

                                  SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                              RENTAL SERVICE CORPORATION



                              By: /s/ Robert M. Wilson
                                  ------------------------------
                              Name:   Robert M. Wison
                              Title:  Senior Vice President





                           (Signature Page Continues)

                             SUBSIDIARY GUARANTORS:


                             RSC ACQUISITION CORP.,
                             RSC ALABAMA, INC.,
                             RSC CENTER, INC.,
                             RSC DUVAL, INC.,
                             RSC HOLDINGS, INC.,
                             RSC INDUSTRIAL CORPORATION,
                             RSC RENTS, INC. and
                             WALKER JONES EQUIPMENT, INC., as guarantors



                             By: /s/ Robert M. Wilson
                                 -------------------------------
                             Name:   Robert M. Wilson
                             Title:  Senior Vice President

                             (for each of the above-listed guarantors)



                          (Signature Page Continues)

                             NORWEST BANK MINNESOTA, N.A., as Trustee



                             By:  /s/ Raymond S. Haverstock
                                 -------------------------------
                                 Name:   Raymond S. Haverstock
                                 Title:  Authorized Signatory

                                                                       EXHIBIT A


                                FORM OF SECURITY

                               [FACE OF SECURITY]

                           RENTAL SERVICE CORPORATION

                      9% Senior Subordinated Note due 2008



No.                                                     $_______________________
CUSIP No. ___________

          RENTAL SERVICE CORPORATION, a Delaware corporation (the "Company," which term includes any successor corporation), for value received promises to pay to CEDE & CO. or registered assigns, the principal sum of ________________ Dollars, on May 15, 2008.

          Interest Payment Dates: May 15 and November 15 commencing on November 15, 1998.

          Record Dates:  May 1 and November 1.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer.


Dated:  May 15, 1998

                              RENTAL SERVICE CORPORATION



                              By:
                                 -------------------------------
                              Name:
                              Title:



Trustee's Certification of Authentication

This is one of the 9% Senior Subordinated Notes Due 2008 described in the within-mentioned Indenture.

NORWEST BANK MINNESOTA, N.A.,
 as Trustee


By:
    -------------------------------
Authorized Signatory

                           [REVERSE SIDE OF SECURITY]

                           RENTAL SERVICE CORPORATION

                      9% SENIOR SUBORDINATED NOTE DUE 2008

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH RENTAL SERVICE CORPORATION OR ANY AFFILIATE OF RENTAL SERVICE CORPORATION WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO RENTAL SERVICE CORPORATION, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON- U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPHS (a)(1),
(2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT (AND IF ACQUIRING THE SECURITIES FROM SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," IS ACQUIRING SECURITIES HAVING AN AGGREGATE PRINCIPAL AMOUNT OF NOT LESS THAN $250,000), OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS PROVIDED THAT RENTAL SERVICE CORPORATION AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSES
(D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF

THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

1.   Interest.

             RENTAL SERVICE CORPORATION (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on each May 15 and November 15 of each year (the "Interest Payment Date"), commencing on November 15, 1998, to the Holders of record on the immediately preceding May 1 and November 1. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the Securities. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

             The Company shall pay interest on overdue principal and interest on overdue installments of interest, to the extent lawful, at a rate equal to the rate of interest otherwise payable on the Securities.

             Pursuant to a registration rights agreement (the "Registration Rights Agreement") dated as of the date hereof, the Company and the Subsidiary Guarantors have agreed to register the Securities and the guarantees thereof under the Act. The Securities are subject to the payment of additional interest if the Company is not in compliance with its obligations under the Registration Rights Agreement within the time periods specified therein.

2.   Method of Payment.

             The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address. Notwithstanding the foregoing, the Company shall pay or cause to be paid all amounts payable with respect to non-DTC eligible Securities by wire transfer of Federal funds to the account of the Holders of such Securities.

3.   Paying Agent and Registrar.

             Initially, Norwest Bank Minnesota, N.A. (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.   Indenture and Guarantees.

             The Company issued the Securities under an Indenture, dated as of May 13, 1998 (the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are general unsecured obligations of the Company limited in aggregate principal amount not to exceed $300.0 million, of which $200.0 million will be offered as of the Issue Date and will mature on May 15, 2008. Payment on each Security is guaranteed on a senior subordinated basis, jointly and severally, by the Subsidiary Guarantors pursuant to Article Eleven of the Indenture.

5.   Optional Redemption.

             On or after May 15, 2003, the Securities may be redeemed in whole at any time or in part from time to time, at the option of the Company, upon not less than 30 nor more than 60 days notice, at a redemption price equal to the applicable percentage of the principal amount thereof set forth below, together with accrued and unpaid interest (if any) to the Redemption Date, if redeemed during the twelve-month period commencing on May 15 of the year set forth below:


          Year                         Redemption Price
          2003..................            104.500%
          2004..................            103.000%
          2005..................            101.500%
          2006 and thereafter...            100.000%

             In addition, on or prior to May 15, 2001, the Company may, at its option, use the net cash proceeds of one or more Equity Offering to redeem the Securities at a Redemption Price equal to 109% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided, that at least 65% of the principal amount of Securities originally
--------
issued remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

6.   Notice of Redemption.

             Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. In order to effect a redemption with the proceeds of a Public Equity Offering, the Company shall send the redemption notice not later than 120 days after the consummation of such Equity Offering. Securities in denominations larger than $1,000 may be redeemed in part.

          Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date and payment of the Securities called for redemption is not prohibited under Article Four or Article Twelve of the Indenture, then, unless the Company defaults in the payment of such Redemption Price, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price.

7.   Change of Control Offer.

          Upon the occurrence of a Change of Control, each Holder shall have the right to require the repurchase of such Holder's Securities pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of purchase. The Company shall not be required to make a Change of Control Offer, as provided above, if, in connection with any Change of Control, it had made an offer to purchase (an "Alternate Offer") any and all Securities validly tendered at a cash price equal to or higher than the Change of Control Offer Price and has purchased all Securities properly tendered in accordance with the terms of such Alternate Offer.

8.   Limitation on Asset Sales.

          Under certain circumstances the Company is required to apply the net proceeds from Asset Sales to the repayment of Senior Indebtedness, an investment in properties and assets that replace the properties and assets that are the subject of such Asset Sale, an investment in properties and assets that will be used in the business of the Company and its Restricted Subsidiaries existing on the Issue Date or in businesses reasonably related thereto or to purchase in a Net Proceeds Offer (at a price equal to 100% of the aggregate principal amount thereof, plus accrued interest to the date of purchase) such aggregate principal amount of Securities which, when added to the accrued interest thereon, shall be equal to the net proceeds required to be applied thereto.

9.   Denominations; Transfer; Exchange.

          The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption.

10.  Persons Deemed Owners.

          The registered Holder of a Security shall be treated as the owner of it for all purposes.

11.  Unclaimed Money.

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agents will pay the money back to the Company at its request. After that, all liability of the Trustee and such Paying Agents with respect to such money shall cease.

12.  Discharge Prior to Redemption or Maturity.

          If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Securities to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Securities (including the financial covenants, but excluding its obligation to pay the principal of and interest on the Securities).

13.  Amendment; Supplement; Waiver.

          Subject to certain exceptions, the Indenture, the Securities and the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding except a default in payment of the principal of or interest on any Securities. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, comply with Article Six or Section 11.6 of the Indenture, so long as such change does not adversely affect the rights of any of the Holders in any material respect.

14.  Restrictive Covenants.

          The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of its Capital Stock and merge or consolidate with any other person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

15.  Subordination.

          The Securities will be subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness of the Company. The Guarantees are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of Guarantor Senior Indebtedness.

To the extent and in the manner provided in the Indenture, Senior Indebtedness, and in the case of payment by a Subsidiary Guarantor, Guarantor Senior Indebtedness, must be paid before any payment may be made to any Holder of this Security. Any Holder by accepting this Security agrees to the subordination and authorizes the Trustee to give it effect.

16.  Successors.

          When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

17.  Defaults and Remedies.

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

18.  Trustee Dealings with Company.

          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

19.  No Recourse Against Others.

          No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

20.  Authentication.

          This Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Security.

21.  Abbreviations and Defined Terms.

          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

22.  CUSIP Numbers.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities immediately prior to the qualification of the Indenture under the TIA as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

          The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture.

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:


I or we assign and transfer this Security to:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
             (Print or type assignee's name, address and zip code)


________________________________________________________________________________
     (Print or type assignee's Social Security or other identifying number)

and irrevocably appoint_________________________________________________________

as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.


Dated:________________   Signature:________________________________
                         (Sign exactly as your name appears on the face of this Security)


                         Signature Guarantee:_________________________________

Note: Signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

          In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the second anniversary of the Issue Date (provided,
                                                                 --------
however, that neither the Company nor any affiliate of the Company has held any
-------
beneficial interest in such Security, or portion thereof, at any time on or prior to the second anniversary of the Issue Date), the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                  [Check One]

(1)  ____ to the Company or a Subsidiary thereof; or

(2) ____ pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3) ____ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) ____ outside the United states to a "foreign person'' in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5) ____ pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(6) ____ pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(7) ____ pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an "affiliate"' of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

     The transferee is an Affiliate of the Company.

Unless one of the items is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3), (4),
                                    --------  -------
(5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

          If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.


Dated: ____________________   Signed: ________________________________

                              (Sign exactly as your name appears on the other side of this Security)


Signature Guarantee: ___________________________________________________________



              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED


          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: _________________________    Signed: ____________________________________


                    NOTICE:  To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 5.15 or 5.16 of the Indenture, check the space below:

               __ Section 5.15      __ Section 5.16

          If you want to elect to have only part of the Security purchased by the Company pursuant to Section 5.15 or Section 5.16 of the Indenture, as the case may be, state the amount you elect to have purchased: $_________________.


Date:_______________________

                         _______________________________________________________
                         (Sign exactly as your name appears on the face of this Security)

                         Tax Identification No: ________________________________


                         _______________________________________________________
                         (Signature Guaranteed)

Note: Signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B


                     [FORM OF LEGEND FOR GLOBAL SECURITIES]



UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.17 OF THE INDENTURE.

                                                                       EXHIBIT C

                           Form of Certificate To Be
                          Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors
                   -----------------------------------------



                                                          _____________ __, ____
[Address]


          Re:       RENTAL SERVICE CORPORATION (the "Company") -
               9% Senior Subordinated Notes due 2008 (the "Notes")
               ---------------------------------------------------


_______________________
Ladies and Gentlemen:


          In connection with our proposed purchase of 9% Senior Subordinated Notes due 2008 (the "Notes") of RENTAL SERVICE CORPORATION (the "Company"), we confirm that:

          1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the indenture relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act"), and all applicable State securities laws.

          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act or any other applicable securities law, and that the Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Company or any subsidiary thereof, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a person who we reasonably believe is a "qualified institutional buyer" (as defined in Rule 144A promulgated under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (iv) outside the United States in accordance with Rule 904 of Regulation S promulgated under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

          3. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

          5. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          6. We have received a copy of the Company's Offering Memorandum dated May __, 1998 and acknowledge that we have had access to such financial and other information and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes.

          You, the Company, the Trustee, the Initial Purchasers and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                 Very truly yours,



                                 __________________________________________
                                 [Name of Transferee]


                                 By:    ___________________________________
                                 Name:  ___________________________________
                                 Title: ___________________________________

                                                                       EXHIBIT D


                      Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S



                                                      ______________  ___, _____
[Address]

     Re:       RENTAL SERVICE CORPORATION (the "Company") -
           9% Senior Subordinated Notes due 2008 (the "Notes")


_______________________
Ladies and Gentlemen:

          In connection with our proposed sale of $[_________] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:


          (1) the offer of the Notes was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or
(b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

          You, the Company, the Trustee and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.


                         Very truly yours,


                         [Name of Transferee]

                                  By:  _________________________________________
                                                Authorized Signature

                                      D-2